Exhibit 10.16

NINTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS NINTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of December 27, 2019 by and among:

(1)    Kingsoft Cloud Holdings Limited (the “Company”), a limited liability company organized under the laws of the Cayman Islands;

(2)    the entities listed on Schedule A attached hereto (the “Major Subsidiaries”, and each, a “Major Subsidiary”);

(3)    Kingsoft Corporation Limited (“Kingsoft”), a limited liability company organized under the laws of the Cayman Islands;

(4)    Autogold Limited (the “Officer Holdco”), a limited liability company organized under the laws of the British Virgin Islands;

(5)    River Jade Holdings Limited (“River Jade”), a limited liability company organized under the laws of the British Virgin Islands;

(6)    Mr. ZHANG Hongjiang (张宏江), a citizen of Singapore with passport number of *;

(7)    Mr. WANG Yulin (王育林), a citizen of the PRC with ID card number of * (the “Officer”);

(8)    TMF Trust (HK) Limited (“TMF”), a limited liability company organized under the laws of Hong Kong;

(9)    Xiaomi Corporation (“Xiaomi”, together with Kingsoft, the “Series A Preferred Holders”), a limited liability company organized under the laws of Cayman Islands;

(10)    Celestial Power Limited, a company limited by shares incorporated under the laws of the British Virgin Islands (the “IDG Investor”, together with Kingsoft, the “Series B Preferred Holders”);

(11)    ChinaAMC Special Investment Limited, a company incorporated under the laws of the British Virgin Islands (the “AMC Investor”);

(12)    Buddies Team Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “CM Investor”);

(13)    FUTUREX INNOVATION SPC - Special Opportunity Fund VI SP, a company incorporated and existing under the laws of the Cayman Islands (“FutureX Capital 1”; Future X Capital 1, the CM Investor, the AMC Investor, the IDG Investor and Kingsoft collectively are referred to as the “Series C Preferred Holders”);

(14)    METAWIT CAPITAL L.P. (元慧资本有限合伙), an exempted limited partnership registered and existing under the laws of the Cayman Islands (the “Metawit Investor”);

(15)    New Cloud Ltd., a business company incorporated and existing under the laws of the British Virgin Islands (the “Minsheng Investor”);

(16)    Precious Steed Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Forebright Investor”);

(17)    Shunwei Growth III Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Shunwei Investor”);

(18)    FutureX AI Opportunity Fund LP (acting through FutureX Innovation Limited as its general partner), an exempted limited partnership registered and existing under the laws of the Cayman Islands (“FutureX Capital 2”);

(19)    FutureX Innovation SPC (acting for and on behalf of New Technology Fund I SP as one of its segregated portfolios), an exempted segregated portfolio company incorporated and existing under the laws of the Cayman Islands (“FutureX Capital 3”);

(20)    Howater Innovation I Limited Partnership, a limited partnership organized and existing under the laws of the Cayman Islands (“FutureX Capital 4”, together with FutureX Capital 1, FutureX Capital 2 and FutureX Capital 3, “FutureX Capital”; Kingsoft, the Metawit Investor, the Minsheng Investor, the Forebright Investor, the Shunwei Investor, FutureX Capital 2, FutureX Capital 3 and FutureX Capital 4 collectively are referred to as the “Series D Preferred Holders”);

(21)    China Internet Investment Fund. (中国互联网投资基金（有限合伙）), a limited partnership duly organized and validly existing under the laws of the PRC (the “CIIF Investor”); and

(22)    DESIGN TIME LIMITED, a company incorporated and existing under the laws of the British Virgin Islands (the “CCBI Investor”, together with the CIIF Investor, the “Series D+ Preferred Holders”).

The Company, the Major Subsidiaries and subsidiaries of any of the foregoing, either Controlled through contractual commitment or equity ownership, are collectively referred to as the “Group Companies” and each, a “Group Company”.

RECITALS

A.    The Company, the CIIF Investor and certain other parties entered into a series D+ preferred share purchase agreement on December 2, 2019 (the “Series D+ Share Purchase Agreement I”).

B.    The Company, the CCBI Investor and certain other parties entered into a series D+ preferred share purchase agreement on December 16, 2019 (the “Series D+ Share Purchase Agreement II”, together with the Series D+ Share Purchase Agreement I, the “Series D+ Share Purchase Agreements”).

C.    The parties hereto wish to provide for certain matters relating to the transfer of equity securities and the management and operation of the Group Companies.

D.    The Company, the HK Company, Kingsoft, Xiaomi, the IDG Investor, the AMC Investor, the CM Investor, the Metawit Investor, the Minsheng Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital 2, FutureX Capital 3 and certain other parties are parties to the eighth amended and restated shareholders agreement dated March 29, 2018 (the “Prior Shareholders Agreement”). The parties hereto desire to supersede and replace in its entirety the Prior Shareholders Agreement by entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree as follows:

1.	DEFINITION

1.1    Definitions. In this Agreement, unless the context otherwise requires the following words and expressions have the following meanings:

“Additional Ordinary Shares” shall have the meaning ascribed to it in the Restated Articles.

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of Subject Person that is a natural person, any other Person that is a spouse or parent, grandparent, child, grandchild, brother or sister or the spouse thereof (collectively, “Immediate Family”) of the Subject Person or is directly or indirectly Controlled by such Subject Person or member of his/her Immediate Family; and (ii) in the case of a Subject Person other than a natural person, any other Person directly or indirectly Controlling, Controlled by or under common Control with the Subject Person.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the New York, Cayman Islands, the PRC or Hong Kong are required or authorized by law or executive order to be closed.

“Closing” shall have the meaning ascribed to it in the Series D+ Share Purchase Agreements.

“Competitor” means any entity which engages in the business operation that competes with the Principal Business of Group Companies set forth in Exhibit C attached hereof and any of the Affiliates of such entity, which list shall not exceed fifty (50) entities at any time and may be updated every three months as notified by Kingsoft or the Company to each shareholder of the Company in writing by email, which update shall take effect on the expiry date of the thirty (30)-day period after the date when such shareholder has received or deemed to have been served with the written notice from Kingsoft or the Company which has been sent out to such shareholder by email pursuant to Section 13.1; provided that (i) no more than five (5) entities may be replaced or added in any particular update; and (ii) the CIIF Investor shall have the right to propose not to conduct any particular update (the “Veto Proposal”) which shall be voted in a shareholders meeting convened by the Board only if the requisition by the CIIF Investor to convene such shareholders meeting in respect of the Veto Proposal has been delivered to the Board within ten (10) days upon receipt of the notice given by Kingsoft or the Company with respect to such update, and such Veto Proposal shall not take effect and shall in no event impose any prejudice to the effectiveness of such update unless approved by the holders of a majority of the issued and outstanding Ordinary Shares, the holders of at least 66% of the issued and outstanding Series A Preferred Shares, the holders of 66% of the issued and outstanding Series B Preferred Shares, the holders of at least 66% of the issued and outstanding Series C Preferred Shares and the holders of at least 66% of the issued and outstanding Series D Preferred Shares and the Series D+ Preferred Shares (voting together on an as-converted basis) in such shareholders meeting; provided further that the shareholders meeting specified in the foregoing clause (ii) shall not be required if the CIIF Investor has not lodged the requisition within the said ten (10)-day period.

“Control” of a given Person means the power or authority, whether exercised or not, to direct or cause the direction of the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the appointment of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Conversion Price of Series A Preferred Shares” shall have the meaning ascribed to it in the Restated Articles.

“Conversion Price of Series B Preferred Shares” shall have the meaning ascribed to it in the Restated Articles.

“Conversion Price of Series C Preferred Shares” shall have the meaning ascribed to it in the Restated Articles.

“Conversion Price of Series D Preferred Shares” shall have the meaning ascribed to it in the Restated Articles.

“Conversion Price of Series D+ Preferred Shares” shall have the meaning ascribed to it in the Restated Articles.

“Effective Conversion Price” shall have the meaning ascribed to it in the Restated Articles.

“ESOP” means the Share Award Scheme (as amended), the Share Option Scheme (as amended) and other employee stock incentive plans of the Company as may be approved in accordance with the Restated Articles and this Agreement and adopted by the Company from time to time, under which Shares of the Company have been or shall be issued and reserved for issuance to employees, officers, directors, contractors, advisors or consultants of the Group Companies.

“Independent Valuer” means a Qualified Investment Bank or a qualified independent valuer.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IPO” means an initial public offering and listing of Ordinary Shares or ordinary shares of the Listing Vehicle or listing of such shares for public trading on stock exchange in the United States of America or on an internationally or regionally recognized stock exchange in another jurisdiction.

“Listing Rules” means Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited.

“Listing Vehicle” means any entity that directly or indirectly owns substantially all of the assets of the Group Companies.

“Management” means the ultimate beneficial owners of the Management Holdco, as listed in Exhibit A hereto, any officer that joins the Group Companies after the date hereof who will hold shares directly or indirectly in the Management Holdco as duly approved by the Company, and their permitted transferees and assigns.

“Management Holdco” means River Jade, any intermediary (ies) through which the Management holds the entire issued and outstanding share capital of River Jade (if any), and their permitted transferees and assigns.

“Management Restricted Share Agreement” means the second amended and restated restricted share agreement dated October 12, 2015 by and among the Company, Kingsoft, River Jade, the Management and certain other parties thereto, as amended.

“Minsheng Warrant” means that certain preferred share purchase warrant issued by the Company to the Minsheng Investor on December 6, 2017, pursuant to which the Minsheng Investor purchased certain number of the Series D Preferred Shares by exercise of the Minsheng Warrant.

“Officer Restricted Share Agreement” means the restricted share agreement dated February 28, 2015 by and among the Company, Kingsoft, the Officer Holdco, the Officer and certain other parties thereto.

“Ordinary Shares” means the ordinary shares, par value US$0.001 per share, of the Company, having the rights, preferences, privileges and restrictions as set forth in the Restated Articles.

“Ordinary Share Equivalents” shall have the meaning ascribed to it in the Restated Articles.

“Person” means any natural person, firm, company, Governmental Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“PRC” means the People’s Republic of China, which, for the purpose of this Agreement, excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preferred Holders” means Series A Preferred Holders, Series B Preferred Holders, Series C Preferred Holders, Series D Preferred Holders and Series D+ Preferred Holders, and a “Preferred Holder” mean any of them.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series D+ Preferred Shares, each having the rights, preferences, privileges and restrictions as set forth in the Restated Articles.

“Principal Business of Group Companies” means the business operation of cloud storage and cloud computing or such other business based on cloud services which represents more than 25% of the total assets or net assets or total revenue of the Group Companies, calculated based on the latest audited consolidated financial statements of the Group Companies.

“Qualified Investment Bank” means Morgan Stanley, Goldman Sachs Group Inc., UBS, Deutsche Bank, Merrill Lynch, Citi Group or another reputable international investment bank agreed by Kingsoft, the Company and holders of at least 66% of the then issued and outstanding Series B Preferred Shares.

“Series B Fair Market Value” of any Series B Preferred Share shall be the fair market value determined in good faith by an Independent Valuer jointly appointed by the Company, Kingsoft and holders of at least 66% of the then issued and outstanding Series B Preferred Shares. The Independent Valuer shall determine the fair market value based on the following assumptions:

(a)    such Series B Preferred Share is sold in an arms-length transaction on the open market between a willing buyer and a willing seller;

(b)    the business of the Group Companies will continue to be operated as a going concern in the same way as it is then operated and the then existing business and customer relationships of the Group Companies will continue as they are;

The determination of the Independent Valuer shall, in the absence of manifest error or fraud, be binding upon the parties.

“Series B Qualified Public Offering” means a firm commitment underwritten public offering of Ordinary Shares of the Company or the ordinary shares of the Listing Vehicle that directly or indirectly owns substantially all of the assets of the Group Companies on an internationally recognized stock exchange which meets the following requirements: (a) the pre-IPO market value of the Company or the Listing Vehicle (based upon the price at which shares were offered in the Series B Qualified Public Offering) is no less than US$1,512,500,000 or its equivalent in another currency and (b) such offering results in gross proceeds of more than US$151,250,000, in each case as estimated by a Qualified Investment Bank by applying either the mean of the valuation range obtained after the valuation or the average of the means of various valuation ranges obtained from different valuation methodologies. The term “gross proceeds” used herein means the total amount raised from an initial public offering prior to paying any expenses including without limitation to underwriters’ discounts, legal expense, auditors’ fees and similar third party expenses.

“Restated Articles” means the Seventeenth Amended and Restated Memorandum and Articles of Association of the Company, as amended and restated from time to time.

“Restructuring Documents” means a series of documents, according to which the Company is able to establish effective Control over, and consolidate the financial results of, the Domestic Enterprise 1 through the PRC Subsidiary 1 and the Domestic Enterprise 2 through the PRC Subsidiary 2, as amended.

“Series A Preferred Shares” means the series A preferred convertible shares, par value US$0.001 per share, of the Company.

“Series B Preferred Shares” means the series B preferred convertible shares, par value US$0.001 per share, of the Company.

“Series C Preferred Shares” means the series C preferred convertible shares, par value US$0.001 per share, of the Company.

“Series C Qualified Public Offering” means the public offering of Ordinary Shares of the Company or the ordinary shares of the Listing Vehicle that directly or indirectly owns substantially all of the assets of the Group Companies on an internationally recognized stock exchange which meets the following requirements: (a) the pre-IPO market value of the Company or the Listing Vehicle (based upon the price at which shares were offered in the Series C Qualified Public Offering) is no less than US$2,000,000,000 or its equivalent in another currency and (b) such offering results in gross proceeds of no less than US$200,000,000. The term “gross proceeds” used herein means the total amount raised from an initial public offering prior to paying any expenses including without limitation to underwriters’ discounts, legal expense, auditors’ fees and similar third party expenses.

“Series D Preferred Shares” means the series D preferred convertible shares, par value US$0.001 per share, of the Company.

“Series D Qualified Public Offering” means the public offering of Ordinary Shares of the Company or the ordinary shares of the Listing Vehicle that directly or indirectly owns substantially all of the assets of the Group Companies on an internationally recognized stock exchange which meets the following requirements: (a) the pre-IPO market value of the Company or the Listing Vehicle (based upon the price at which shares were offered in the Series D Qualified Public Offering) is no less than US$3,000,000,000 or its equivalent in another currency and (b) such offering results in gross proceeds of no less than US$300,000,000. The term “gross proceeds” used herein means the total amount raised from an initial public offering prior to paying any expenses including without limitation to underwriters’ discounts, legal expense, auditors’ fees and similar third party expenses.

“Series D+ Preferred Shares” means the series D+ preferred convertible shares, par value US$0.001 per share, of the Company.

“Shares” means the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series D+ Preferred Shares, each having the rights, preferences, privileges and restrictions as set forth in the Restated Articles.

“Share Award Scheme” means the share award scheme adopted by the Board on February 22, 2013, as amended from time to time.

“Share Option Scheme” means the share option scheme adopted by the shareholders of the Company on February 27, 2013, as amended from time to time.

“Subsidiary” shall mean, with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote or (y) more than fifty percent (50%) interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the PRC GAAP or the U.S. Generally Accepted Accounting Principles, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

“Trade Sale” shall mean (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies; (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group Companies; (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of any Major Group Company or a majority of the voting power of any Major Group Company, through one or a series of related transactions; or (iv) a merger, consolidation or other business combination of any Major Group Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold, directly or indirectly, shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity. A “Major Group Company” shall mean any Group Company, together with its Subsidiaries on a consolidated basis, owns or generates more than 50% of the total assets or net assets or total revenue of all the Group Companies, calculated based on the latest audited consolidated financial statements of the Group Companies. For the avoidance of doubt, (i) any pledge or disposal of fixed assets of the Group Companies under financial leases in order to obtain loans from commercial banks or other financial institutions, or (ii) restructuring within, or transactions among, the Group Companies, shall not constitute a Trade Sale.

“Transaction Documents” shall have the meaning ascribed to it in the Series D+ Share Purchase Agreements, which Transaction Documents may be amended and restated from time to time.

“Trustee” shall mean TMF Trust (HK) Limited and any additional or replacement trustees, being the trustee or trustees for the time being of the trusts declared in the trust deed entered into by the Company for the purpose of the ESOP.

1.2    Terms Defined Elsewhere. The following terms are defined in this Agreement as follows:

“Additional Number”	Section 3.4(b)
“Additional ROFR Shares”	Section 4.1(c)(ii)
“Agreement”	Preamble
“AMC Director”	Section 2.1(iii)

“AMC Investor”	Preamble
“CCBI Investor”	Preamble
“CM Investor”	Preamble
“Company”	Preamble
“Competitive Behaviors”	Section 2.12
“Confidential Information”	Section 7.5
“Disclosing Party”	Section 7.4
“Domestic Enterprise” and “Domestic Enterprises”	Schedule A
“Drag-Along Shareholders”	Section 5.1
“Drag-Along Transaction”	Section 5.1
“Financing Terms”	Section 7.1
“First Offer Allotment”	Section 4.2(c)(i)
“First Offer Expiration Notice”	Section 4.2(c)(iii)
“First Offer Notice”	Section 4.2(c)
“First Offer Period”	Section 4.2(c)
“First Participation Notice”	Section 3.4(a)
“First Refusal Allotment”	Section 4.1(c)(i)
“First Refusal Expiration Notice”	Section 4.1(c)(iii)
“First Refusal Notice”	Section 4.1(c)
“First Refusal Period”	Section 4.1(c)
“Forebright Investor”	Preamble
“FutureX Capital”	Preamble
“FutureX Director”	Section 2.1
“Group Company” and “Group Companies”	Preamble
“HK Company”	Schedule A
“IDG Director”	Section 2.1
“IDG Investor”	Preamble
“IPO Proposal”	Section 9.2(a)(ii)
“Kingsoft”	Preamble
“Metawit Director”	Section 2.1
“Metawit Investor”	Preamble
“Major Subsidiary(ies)”	Preamble
“Minsheng Director”	Section 2.1
“Minsheng Investor”	Preamble
“New Securities”	Section 3.3
“Non-Disclosing Parties”	Section 7.4
“Offered Preferred Shares”	Section 4.2(b)
“Offered Shares”	Section 4.1(b)
“Officer”	Preamble
“Officer Holdco”	Preamble
“Participation Rights Holder”	Section 3.1
“PRC”	Preamble
“PRC GAAP”	Section 6.1(a)
“PRC Subsidiaries”	Schedule A
“Preferred Transfer Notice”	Section 4.2(b)

“Prior Shareholders Agreement”	Recitals
“Pro Rata Share”	Section 3.2
“Remaining ROFR Shares”	Section 4.1(c)(ii)
“Representatives”	Section 7.1
“Right Holder”	Sections 4.1(a) and 4.2(a)
“Right of Participation”	Section 3.1
“Right Participants”	Section 3.4(b)
“ROFR Participating Right Holders”	Section 4.1(c)(ii)
“Second Exercise Notice”	Section 4.1(c)(ii)
“Second Exercise Period”	Section 4.1(c)(ii)
“Second Participation Notice”	Section 3.4(b)
“Second Participation Period”	Section 3.4(b)
“Selling Preferred Shareholder”	Section 4.2(b)
“Selling Shareholder”	Section 4.1(b)
“Series A Preferred Holders”	Preamble
“Series B Preferred Holders”	Preamble
“Series B Redemption Price”	Section 9.2(a)(ii)
“Series C Preferred Holders”	Preamble
“Series C Redemption Price”	Section 9.2(b)(iii)
“Series D Preferred Holders” “Series D Redemption Price”	Preamble Section 9.2(c)(ii)
“Series D+ Preferred Holders”	Preamble
“Series D+ Share Purchase Agreement I”	Preamble
“Series D+ Share Purchase Agreement II”	Preamble
“Series D+ Share Purchase Agreements”	Recitals
“Shunwei Investor”	Preamble
“Tag-Along Notice”	Section 4.3(a)
“Tag-Along Participant”	Section 4.3(a)
“Tag-Along Pro Rata Portion”	Section 4.3(a)
“Tag-Along Right Holder”	Section 4.3(a)
“Tag-Along Right Period”	Section 4.3(a)
“Transfer Notice”	Section 4.1(b)
“UNCITRAL Rules”	Section 13.13
“Xiaomi”	Preamble
“Xiaomi Group”	Section 12.1

1.3    Interpretation.

(a)    Directly or Indirectly. The phrase “directly or indirectly” means directly or indirectly through one or more intermediate persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)    Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)    Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(d)    Law. References to “law” shall include all applicable laws, regulations, rules and orders of any governmental authority, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(e)    References to Documents. References to this Agreement include the Schedules and Exhibits, which form an integral part hereof. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to, this Agreement. The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(f)    Share Calculations. In calculations of share numbers, references to (i) a “fully diluted basis” mean that the calculation is to be made assuming that all outstanding and reserved equity securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged, (ii) an “as converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares, and (iii) “issued and outstanding” mean unless otherwise expressly provided in this Agreement the issued and outstanding Shares of the Company including the Share of the Company held by TMF Trust (HK) Limited and Share issued upon exercise of options granted pursuant to the ESOP. Any reference to a number or price of Ordinary Shares shall be appropriately adjusted to reflect any share subdivision, share split, share consolidation, share dividend, share reclassification, restructuring, capitalization issuance or similar transaction affecting the share capital of the Company.

(g)    Time. Except as otherwise provided, for purposes of calculating the length of time from a given day or the day of a given act or event, the relevant period shall be calculated exclusive of that day. If the day on or by which a payment must be made is not a Business Day, that payment must be made on or by the Business Day immediately following such day.

(h)    Writing. References to writing include any mode of reproducing words in a legible and non-transitory form.

(i)    Language. This Agreement is drawn up in the English language. If this Agreement is translated into any other language, the English language text shall prevail.

2.	BOARD REPRESENTATION.

2.1    Election of Directors. The Restated Articles shall provide that the Board shall consist of up to sixteen (16) members with the composition of the Board determined as follows, which number of members shall not be changed except pursuant to an amendment to the Restated Articles in compliance with this Agreement:

(i)    for so long as Xiaomi holds no less than 72,800,000 Ordinary Shares, Xiaomi shall have the right to appoint and remove one (1) director;

(ii)    for so long as IDG Investor holds no less than 58,983,782 Ordinary Shares on an as-converted basis, IDG Investor shall have the right to appoint and remove one (1) director (the “IDG Director”);

(iii)    for so long as AMC Investor holds no less than 2% of the total number of Shares of the Company on an as-converted and fully diluted basis, AMC Investor shall have the right to appoint and remove one (1) director (the “AMC Director”), provided however, if AMC Investor holds less than 2% of the total number of Shares of the Company on an as-converted and fully diluted basis, the AMC Director shall be immediately removed from the Board (for the avoidance of doubt, if the AMC Investor holds no less than 81,833,838 Ordinary Shares on an as-converted basis, then even if the AMC Investor holds less than 2% of the total number of Shares of the Company on an as-converted and fully diluted basis, the AMC Director shall not be removed), and the AMC Investor shall not have any right to appoint any director (unless subsequently it holds no less than 2% of the total number of Shares of the Company on an as-converted and fully diluted basis or the AMC Investor holds no less than 81,833,838 Ordinary Shares on an as-converted basis);

(iv)    for so long as Minsheng Investor holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, Minsheng Investor shall have the right to appoint and remove one (1) director (the “Minsheng Director”), provided however, if Minsheng Investor holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the Minsheng Director shall be immediately removed from the Board (for the avoidance of doubt, if the Minsheng Investor holds no less than 94,276,365 Ordinary Shares on an as-converted basis, then even if the Minsheng Investor holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the Minsheng Director shall not be removed, and the Minsheng Investor shall still have the right to appoint a director), and the Minsheng Investor shall not have any right to appoint any director (unless subsequently the Minsheng Investor holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis or the Minsheng Investor holds no less than 94,276,365 Ordinary Shares on an as-converted basis);

(v)    for so long as Metawit Investor holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, Metawit Investor shall have the right to appoint and remove one (1) director (the “Metawit Director”), provided however, if Metawit Investor holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the Metawit Director shall be immediately removed from the Board (for the avoidance of doubt, if the Metawit Investor holds no less than 94,276,365 Ordinary Shares on an as-converted basis, then even if the Metawit Investor holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the Metawit Director shall not be removed, and the Metawit Investor shall still have the right to appoint a director), and the Metawit Investor shall not have any right to appoint any director (unless subsequently the Metawit Investor holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis or the Metawit Investor holds no less than 94,276,365 Ordinary Shares on an as-converted basis);

(vi)    for so long as FutureX Capital holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, FutureX Capital shall have the right to appoint and remove one (1) director (the “FutureX Director”), provided however, if FutureX Capital holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the FutureX Director shall be immediately removed from the Board (for the avoidance of doubt, if FutureX Capital holds no less than 91,976,964 Ordinary Shares on an as-converted basis, then even if FutureX Capital holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the FutureX Director shall not be removed, and FutureX Capital shall still have the right to appoint a director), and FutureX Capital shall not have any right to appoint any director (unless subsequently FutureX Capital holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis or FutureX Capital holds no less than 91,976,964 Ordinary Shares on an as-converted basis);

(vii)    for so long as Mr. ZHANG Hongjiang, the Officer Holdco and the Management Holdco collectively hold no less than 44,030,000 Ordinary Shares (subject to any adjustment made pursuant to share subdivision, combination, consolidation or other event of a similar nature), Mr. ZHANG Hongjiang, the Officer Holdco and the Management Holdco shall have the right to collectively appoint and remove up to two (2) directors; and

(viii)    Kingsoft shall have the right to appoint and remove up to eight (8) directors.

2.2    Voting. Unless otherwise required by applicable laws, any and all of the matters that require the decision of the Board as mandated by the shareholders of the Company to the Board and/or as provided by the applicable laws shall be approved by the affirmative votes of a simple majority of the directors of the Company present at a duly convened meeting of the Board. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the Board shall be entitled to a second or casting vote.

2.3    Subsidiaries. Unless otherwise approved by Kingsoft, the composition of the board of directors of each Group Company other than the Company shall consist of the same persons as those then on the Board.

2.4    Chairman and Executive Management. The chairman of the Board shall be elected by the Board, who shall initially be LEI Jun (雷军), and the chief executive officer of the Company shall be elected by the Board, who shall initially be WANG Yulin (王育林). The Board shall have the authority to appoint members of the senior management of each Group Company in accordance with Article 103 of the Restated Articles.

2.5    IDG Director. Kingsoft or the Company shall have the right to require IDG Investor to re-designate a person as the IDG Director as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, the incumbent IDG Director (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such incumbent IDG Director shall, immediately upon the determination of the Board pursuant to this Agreement, cease to have the rights associated with the director positions of the Group Companies, including the right to participate in board meetings, right to access to information and right to vote at board meetings.

2.6    AMC Director and AMC Observer. For so long as the AMC Investor holds no less than 1% but less than 2% of the total number of Shares of the Company on an as-converted and fully diluted basis and the AMC Director has been removed from the Board pursuant to Section 2.1, the AMC Investor will have the right to delegate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “AMC Observer”) who shall be subject to provisions in Section 6.3 below. Kingsoft or the Company shall have the right to require AMC Investor to re-designate a person as the AMC Director or AMC Observer as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, the incumbent AMC Director or AMC Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such incumbent AMC Director or AMC Observer shall, immediately upon the determination of the Board pursuant to this Agreement, cease to have the rights associated with the director or observer positions of the Group Companies, including the right to participate in board meetings, right to access to information and right to vote at board meetings (where applicable).

2.7    Xiaomi Observer. For so long as Xiaomi holds in aggregate not less than 323,376,000 Series A Preferred Shares on the date hereof, the Company shall invite a representative of Xiaomi to attend all meetings of its Board (and any committees thereof) in a nonvoting observer capacity (the “Xiaomi Observer”).

2.8    Metawit Observer. For so long as the Metawit Investor holds no less than 1% but less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis and the Metawit Director has been removed from the Board pursuant to Section 2.1, the Metawit Investor shall have the right to designate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “Metawit Observer”) who shall be subject to provisions in Section 6.3 below. Kingsoft or the Company shall have the right to require Metawit Investor to re-designate a person as the Metawit Director or Metawit Observer as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, the incumbent Metawit Director or Metawit Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such incumbent Metawit Director or Metawit Observer shall, immediately upon the determination of the Board pursuant to this Agreement, cease to have the rights associated with the director and/or observer positions of the Group Companies, including the right to participate in board meetings, right to access to information and right to vote at board meetings (where applicable).

2.9    Minsheng Observer. For so long as the Minsheng Investor holds no less than 1% but less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis and the Minsheng Director has been removed from the Board pursuant to Section 2.1, the Minsheng Investor shall have the right to designate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “Minsheng Observer”) who shall be subject to provisions in Section 6.3 below. Kingsoft or the Company shall have the right to require the Minsheng Investor to re-designate a person as the Minsheng Director or Minsheng Observer as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, the incumbent Minsheng Director or Minsheng Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such incumbent Minsheng Director or Minsheng Observer shall, immediately upon the determination of the Board pursuant to this Agreement, cease to have the rights associated with the director and/or observer positions of the Group Companies, including the right to participate in board meetings, right to access to information and right to vote at board meetings (where applicable).

2.10    Forebright Observer. For so long as the Forebright Investor holds no less than 1% of the total number of Shares of the Company on an as-converted and fully diluted basis, the Forebright Investor shall have the right to designate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “Forebright Observer”) who shall be subject to provisions in Section 6.3 below. Kingsoft or the Company shall have the right to require the Forebright Investor to re-designate a person as the Forebright Observer as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, such Forebright Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such Forebright Observer shall, immediately upon the determination of the Board pursuant to this Agreement, cease to have the rights associated with the observer position of the Group Companies, including the right to participate in board meetings and the right to access to information.

2.11    FutureX Director and FutureX Observer. For so long as FutureX Capital holds no less than 1% but less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis and the FutureX Director has been removed from the Board pursuant to Section 2.1, FutureX Capital shall have the right to designate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “FutureX Observer”) who shall be subject to provisions in Section 6.3 below. Kingsoft or the Company shall have the right to require FutureX Capital to re-designate a person as the FutureX Director or FutureX Observer as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, the incumbent FutureX Director or FutureX Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such incumbent FutureX Director or FutureX Observer shall, immediately upon the determination of the Board pursuant to this Agreement, cease to have the rights associated with the director and/or observer positions of the Group Companies, including the right to participate in board meetings, right to access to information and right to vote at board meetings (where applicable).

2.12    CIIF Observer. For so long as the CIIF Investor holds no less than 0.5% of the total number of Shares of the Company on an as-converted and fully diluted basis, the CIIF Investor shall have the right to designate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “CIIF Observer”; together with the Xiaomi Observer, the AMC Observer, the Metawit Observer, the Minsheng Observer, the Forebright Observer and the FutureX Observer, the “Observers”, and each, an “Observer”) who shall be subject to provisions in Section 6.3 below. If, in the good faith reasonable opinion of the Board, the CIIF Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor (collectively referred to as the “Competitive Behaviors”), Kingsoft or the Company shall give the CIIF Investor written notice, describing the Competitive Behaviors conducted by such CIIF Observer. If the CIIF Investor does not provide any reasonable evidence to Kingsoft or the Company to prove that there is no Competitive Behavior of such CIIF Observer within ten (10) days from the date of receipt of such written notice, such CIIF Observer shall cease to have the rights associated with the observer position of the Group Companies, including the right to participate in board meetings and the right to access to information from the date of expiration of such ten (10)-day period and the CIIF Investor shall re-designate a person as the CIIF Observer as soon as practicable but in no event later than 180 days after receipt of such written notice.

3.	RIGHT OF PARTICIPATION.

3.1    General. The holders of Shares (except for the Shares issued pursuant to the ESOP) and their respective permitted transferees (each a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share of all (or any part) of any New Securities that the Company may from time to time issue after the date hereof and pursuant to this Agreement (the “Right of Participation”).

3.2    Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Shares held by such Participation Rights Holder on an as-converted basis (excluding the Shares issued pursuant to the ESOP), to (b) the total number of Shares of the Company issued and outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation on an as-converted basis (excluding the Shares issued pursuant to the ESOP).

3.3    New Securities. “New Securities” shall mean any Shares and any other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a)    up to 425,126,304 Ordinary Shares (and/or options, warrants or restricted shares therefor) issued or to be issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP duly approved pursuant to this Agreement and the Restated Articles;

(b)    after completion of any repurchase of restricted shares pursuant to the Officer Restricted Share Agreement or the Management Restricted Share Agreement, such number of additional Ordinary Shares (and/or options or warrants therefor) equal to the number of restricted shares and shares being repurchased by the Company or its designated person and to be allocated under the ESOP duly approved pursuant to this Agreement and the Restated Articles;

(c)    any Ordinary Shares, options, warrants or restricted shares issued under the ESOP duly approved pursuant to this Agreement and the Restated Articles;

(d)    any Ordinary Shares issued upon the conversion of any Preferred Shares issued and outstanding as of the date hereof;

(e)    any Series D+ Preferred Shares issued under the Series D+ Share Purchase Agreements;

(f)    any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(g)    any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security that is issued pursuant to Section 3.1;

(h)    any securities issued pursuant to an IPO, provided that such IPO has been approved pursuant to this Agreement and the Restated Articles; or

(i)    any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided that such acquisition has been approved pursuant to this Agreement and the Restated Articles.

3.4    Procedures.

(a)    First Participation Notice. In the event that the Company proposes to undertake any issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have thirty (30) days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such thirty (30)-day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)    Second Participation Notice; Oversubscription. If any Participation Rights Holder fails to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who have fully exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of Shares held by such oversubscribing Right Participant on an as-converted basis (excluding the Shares issued pursuant to the ESOP) and the denominator of which is the total number of Shares held by all the oversubscribing Right Participants on an as-converted basis (excluding the Shares issued pursuant to the ESOP). Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

3.5    Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event that no Participation Rights Holder has fully exercised the Right of Participation within thirty (30) days of the First Participation Notice, the Company shall have one hundred and eighty (180) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and eighty (180) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6    Term. The provisions of this Section 3 shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO.

4.	TRANSFER RESTRICTIONS.

4.1    Right of First Refusal – Transfer of Ordinary Shares.

(a)    Certain Definitions. For the purposes of Section 4.1, a “Right Holder” means each shareholder of the Company (except for the holders of shares issued pursuant to the ESOP) other than the Selling Shareholder or its permitted assignees to whom its rights under this Section 4.1 have been duly assigned in accordance with this Agreement.

(b)    Sale of Shares; Notice of Sale. Subject to Sections 4.3 and 4.5 of this Agreement, if any holder of the Ordinary Shares proposes to, directly or indirectly, sell, transfer or otherwise reduce, the economic benefit of owning any Ordinary Shares held by it (the “Selling Shareholder”), then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each Right Holder prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of the Ordinary Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

(c)    Right of First Refusal. Each Right Holder shall have the right, exercisable upon written notice (the “First Refusal Notice”) to the Selling Shareholder, the Company and each other Right Holder within thirty (30) days after receipt of the Transfer Notice (the “First Refusal Period”), to elect to purchase all or any part of the Offered Shares. The First Refusal Notice shall set forth the number of Offered Shares that such Right Holder wishes to purchase, which amount shall not exceed the First Refusal Allotment of such Right Holder. Such right of first refusal may be exercised as follows:

(i)    First Refusal Allotment. Unless otherwise agreed by and among the Right Holders, each Right Holder shall have the right to purchase that number of the Offered Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of the Ordinary Shares held by such Right Holder at the time of the transaction (except for the number of the Ordinary Shares issued pursuant to the ESOP) and the denominator of which is the total number of the Ordinary Shares owned by all the Right Holders at the time of the transaction (except for the number of the Ordinary Shares issued pursuant to the ESOP), in each case on an as-converted basis. A Right Holder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase any part, or up to all of its First Refusal Allotment of the Offered Shares.

(ii)    Second Exercise. If and to the extent that any Right Holder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Company shall, within three (3) Business Days after the end of the First Refusal Period, give notice (the “Second Exercise Notice”) to the Right Holders who have fully exercised their right of first refusal during the First Refusal Period (the “ROFR Participating Right Holders”), indicating the number of Offered Shares that have not been purchased by the Right Holders during the First Refusal Period (the “Remaining ROFR Shares”). Each ROFR Participating Right Holder shall have five (5) Business Days from the date of the Second Exercise Notice (the “Second Exercise Period”) to notify the Company and the Selling Shareholder of its desire to purchase more than its First Refusal Allotment of the Offered Shares, stating the number of the additional Offered Shares it proposes to purchase (the “Additional ROFR Shares”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, the total number of Additional ROFR Shares proposed to be purchased by the ROFR Participating Right Holders exceeds the total number of the Remaining ROFR Shares, each ROFR Participating Right Holder who proposed to purchase its Additional ROFR Shares shall be cut back by the Company with respect to its Additional ROFR Shares to that number of the Remaining ROFR Shares equal to the lesser of (x) its Additional ROFR Shares and (y) the product obtained by multiplying (i) the number of the Remaining ROFR Shares by (ii) a fraction the numerator of which is the number of the Ordinary Shares held by such ROFR Participating Right Holder (except for the number of the Ordinary Shares issued pursuant to the ESOP) and the denominator of which is the total number of the Ordinary Shares held by all the ROFR Participating Right Holders who proposed to purchase its Additional ROFR Shares (except for the number of the Ordinary Shares issued pursuant to the ESOP), in each case on an as-converted basis. In the event that there are still Offered Shares that remain un-purchased after the implementation of this subsection (ii), the Selling Shareholder and the ROFR Participating Right Holders shall, within two (2) Business Days after the Second Exercise Period, discuss in good faith with a view that all such remaining Offered Shares may be purchased by the ROFR Participating Right Holders.

(iii)    Expiration Notice. Within five (5) days after (i) expiration of the Second Exercise Period, or (ii) expiration of the First Refusal Period, in the event that no Right Holder has fully exercised its right of first refusal during the First Refusal Period, the Selling Shareholder shall give written notice (the “First Refusal Expiration Notice”) to the Company and each Right Holder specifying either (i) that all of the Offered Shares were subscribed by the Right Holders exercising their rights of first refusal, or (ii) that the Right Holders have not subscribed all of the Offered Shares.

(d)    Purchase Price. The purchase price for the Offered Shares to be purchased by the Right Holders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in Section 4.1(e). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be the fair market value of such non-cash consideration determined in good faith by a qualified independent valuer jointly appointed by the Company, Kingsoft, holders of at least 66% of the then issued and outstanding Series B Preferred Shares, holders of at least 66% of the then issued and outstanding Series C Preferred Shares and holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis). The determination of such independent valuer shall, in the absence of manifest error or fraud, be binding upon the parties and the cost thereof shall be borne by the Selling Shareholder.

(e)    Payment. Payment of the purchase price for the Offered Shares purchased by the Right Holders shall be made within ten (10) Business Days following the date of the First Refusal Expiration Notice. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

(f)    Rights of a Selling Shareholder. If any Right Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Right Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Right Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Right Holder against payment by the Right Holder of the purchase price in accordance with Section 4.1(e) hereof, and the Company shall update its register of members accordingly.

(g)    Right to Transfer. To the extent the Right Holders have not elected to purchase the Offered Shares subject to the Transfer Notice pursuant to this Section 4.1, the Selling Shareholder may, subject to the tag-along right of the Preferred Holders as set forth in Section 4.3 below, not later than one hundred and twenty (120) days following delivery to the Company and each Right Holder of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the Right Holders, which shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Right Holders and the tag-along right of the Preferred Holders and shall require compliance by the Selling Shareholder with the procedures described in this Section 4.1.

4.2    Right of First Offer – Transfer of Preferred Shares.

(a)    Certain Definitions. For the purposes of this Section 4.2, a “Right Holder” means each shareholder of the Company (except for the holders of shares issued pursuant to the ESOP) other than the Selling Preferred Shareholder or its permitted assignees to whom its rights under this Section 4.2 have been duly assigned in accordance with this Agreement.

(b)    Sale of Preferred Shares; Notice of Sale. Subject to Sections 4.3 and 4.5 of this Agreement, if any holder of the Preferred Shares proposes to, directly or indirectly, sell, transfer or otherwise reduce, the economic benefit of owning any Preferred Shares held by it (the “Selling Preferred Shareholder”), then the Selling Preferred Shareholder shall promptly give written notice (the “Preferred Transfer Notice”) to the Company and each Right Holder before taking any action to solicit, initiate, cause, participate in, or facilitate any proposal, negotiation, discussion or offer from or with any potential transferee relating to the sale or transfer or otherwise reduce of the economic benefit of owning such Preferred Shares. The Preferred Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, its bona fide intention to sell or transfer such Preferred Shares (the “Offered Preferred Shares”), the number of the Offered Preferred Shares to be sold or transferred, the consideration to be paid, and other terms, if any, upon which it proposes to sell or transfer such Offered Preferred Shares.

(c)    Right of First Offer. Each Right Holder shall have the right, exercisable upon written notice (the “First Offer Notice”) to the Selling Preferred Shareholder, the Company and each other Right Holder within fifteen (15) days after receipt of the Preferred Transfer Notice (the “First Offer Period”), to elect to purchase all or part of its First Offer Allotment. The First Offer Notice shall set forth the aggregate number of Offered Preferred Shares that such Right Holder wishes to purchase, which can include the First Offer Allotment of such Right Holder as well as the maximum number of additional Offered Preferred Shares such Right Holder wishes to purchase in the event any other Right Holder does not exercise its right of first offer to the full extent of its First Offer Allotment. Such right of first offer may be exercised as follows:

(i)    First Offer Allotment. Unless otherwise agreed by and among the Right Holders, each Right Holder shall have the right to purchase that number of the Offered Preferred Shares (the “First Offer Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Preferred Shares by a fraction, the numerator of which is the number of the Ordinary Shares held by such Right Holder at the time of the transaction (except for the number of the Ordinary Shares issued pursuant to the ESOP) and the denominator of which is the total number of the Ordinary Shares owned by all the Right Holders at the time of the transaction (except for the number of the Ordinary Shares issued pursuant to the ESOP), in each case on an as-converted basis. A Right Holder shall not have a right to purchase any of the Offered Preferred Shares unless it exercises its right of first offer within the First Offer Period to purchase all or part of its First Offer Allotment of the Offered Preferred Shares.

(ii)    Second Allotment. If and to the extent that any Right Holder does not exercise its right of first offer to the full extent of its First Offer Allotment, the Right Holders who have indicated that they wish to purchase additional Offered Preferred Shares in the First Offer Notice shall be entitled to purchase the remaining Offered Preferred Shares on a pro rata basis.

(iii)    Expiration Notice. Within five (5) days after expiration of the First Offer Period, the Selling Preferred Shareholder shall give written notice (the “First Offer Expiration Notice”) to the Company and each Right Holder specifying either (i) that all of the Offered Preferred Shares were subscribed by the Right Holders exercising their rights of first offer, or (ii) that the Right Holders have not subscribed all of the Offered Preferred Shares.

(d)    Purchase Price. The purchase price for the Offered Preferred Shares to be purchased by the Right Holders exercising their right of first offer will be the price set forth in the Preferred Transfer Notice, but will be payable as set forth in Section 4.2(e). If the purchase price in the Preferred Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be the fair market value of such non-cash consideration determined in good faith by a qualified independent valuer jointly appointed by the Company, Kingsoft, holders of at least 66% of the then issued and outstanding Series B Preferred Shares, holders of at least 66% of the then issued and outstanding Series C Preferred Shares and holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis). The determination of such independent valuer shall, in the absence of manifest error or fraud, be binding upon the parties and the cost thereof shall be borne by the Selling Preferred Shareholder.

(e)    Payment. Payment of the purchase price for the Offered Preferred Shares purchased by the Right Holders shall be made within ten (10) Business Days following the date of the First Offer Expiration Notice. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Preferred Shareholder.

(f)    Rights of a Selling Preferred Shareholder. If any Right Holder exercises its right of first offer to purchase the Offered Preferred Shares, then, upon the date the notice of such exercise is given by such Right Holder, the Selling Preferred Shareholder will have no further rights as a holder of such Offered Preferred Shares except the right to receive payment for such Offered Preferred Shares from such Right Holder in accordance with the terms of this Agreement, and the Selling Preferred Shareholder will forthwith cause all certificate(s) evidencing such Offered Preferred Shares to be surrendered to the Company for transfer to such Right Holder against payment by the Right Holder of the purchase price in accordance with Section 4.2(e) hereof, and the Company shall update its register of members accordingly.

(g)    Right to Transfer. To the extent the Right Holders have not elected to purchase the Offered Preferred Shares subject to the Preferred Transfer Notice pursuant to this Section 4.2, the Selling Preferred Shareholder may, subject to the tag-along right of the Preferred Holders as set forth in Section 4.3 below, not later than one hundred and twenty (120) days following delivery to the Company and each Right Holder of the Preferred Transfer Notice, conclude a transfer of the Offered Preferred Shares covered by the Preferred Transfer Notice and not elected to be purchased by the Right Holders, which shall be on terms and conditions that are no less favorable to the Selling Preferred Shareholder as those described in the Preferred Transfer Notice. Any proposed transfer on terms and conditions which are less favorable to the Selling Preferred Shareholder from those described in the Preferred Transfer Notice, as well as any subsequent proposed transfer of any Preferred Shares by the Selling Preferred Shareholder, shall again be subject to the right of first offer of the Right Holders and the tag-along right of the Preferred Holders and shall require compliance by the Selling Preferred Shareholder with the procedures described in this Section 4.2.

(h)    Majority Holding. Notwithstanding anything to the contrary, if the Selling Preferred Shareholder holds a majority of the issued and outstanding Preferred Shares of any class of Preferred Shares on the date of the Preferred Transfer Notice, then the Right Holders may only exercise their right of first offer to purchase either (i) such number of Offered Preferred Shares that will not change the Selling Preferred Shareholder’s status as the holder of a majority of the issued and outstanding Preferred Shares of such class of Preferred Shares after such purchase, or (ii) all of the Offered Preferred Shares. For the avoidance of doubt, if the Selling Preferred Shareholder holds 50% of all of the issued and outstanding Preferred Shares plus one Preferred Share of such class of Preferred Shares on the date of the Preferred Transfer Notice, then the Right Holders may only exercise their right of first offer to purchase all, but not less than all, of the Offered Preferred Shares.

4.3    Tag-Along Right.

(a)    To the extent that any Preferred Holder has not exercised its right of first refusal with respect to any Offered Shares or its right of first offer with respect to any Offered Preferred Shares, then each such Preferred Holder (a “Tag-Along Right Holder”) shall have the right, exercisable upon a written notice to the Selling Shareholder or the Selling Preferred Shareholder, as applicable, the Company and each other Preferred Holder (the “Tag-Along Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice or the First Offer Expiration Notice, as applicable (the “Tag-Along Right Period”), to participate in such sale of the Offered Shares or the Offered Preferred Shares, as applicable, on the same terms and conditions as set forth in the Transfer Notice or the Preferred Transfer Notice, as applicable. The Tag-Along Notice given by a participating Tag-Along Right Holder (a “Tag-Along Participant”) shall set forth the number of Ordinary Shares (on an as-converted basis) that such Tag-Along Participant wishes to include in such sale or transfer, which amount shall not exceed the product obtained by multiplying (x) the number of Ordinary Shares issued or issuable upon conversion of Preferred Shares held by such Tag-Along Right Holder at the time of the sale or transfer by (y) a fraction, the numerator of which is the number of the Offered Shares or the Offered Preferred Shares subject to the tag-along right under this Section 4.3 and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) directly or indirectly owned at such time by the Selling Shareholder or the Selling Preferred Shareholder, as applicable (the “Tag-Along Pro Rata Portion”). In the event that the Selling Shareholder or its ultimate beneficial owner is the Officer, the Management and/or participant to the ESOP, the denominator of which shall be the total number of Ordinary Shares directly or indirectly owned by the Officer, Management and/or participant for the purpose of calculating the Tag-Along Pro Rata Portion. To the extent one or more of the Tag-Along Right Holders exercise such tag-along right in accordance with the terms and conditions set forth below and the prospective purchaser or transferee is not willing to purchase all of the Shares included in such exercise, the number of Shares that the prospective purchaser or transferee is willing to purchase shall be allocated among the Selling Shareholder or the Selling Preferred Shareholder, as applicable, and each exercising Tag-Along Right Holder on a pro rata basis in accordance with the respective number of Shares owned by each of them (calculated on an as-converted basis) at the time of such sale or transfer.

(b)    Tag-Along Pro Rata Portion. Each Tag-Along Right Holder may sell all or any part of that number of Ordinary Shares acquired upon conversion of any Preferred Shares or Preferred Shares held by it that is equal to the Tag-Along Pro Rata Portion. To the extent that any Tag-Along Right Holder does not exercise its tag-along right to the full extent of its Tag-Along Pro Rata Portion, the Selling Shareholder, or the Selling Preferred Shareholder, as applicable, and the Tag-Along Participants shall, within five (5) days after the end of such Tag-Along Right Period, make such adjustments to the Tag-Along Pro Rata Portion of each Tag-Along Participant so that any remaining Offered Shares or Offered Preferred Shares, as applicable, may be allocated to such Tag-Along Participants on a pro rata basis.

(c)    Transferred Shares. Each Tag-Along Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder or the Selling Preferred Shareholder, as applicable, for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of Ordinary Shares, Preferred Shares or other securities which such Tag-Along Participant elects to sell.

(d)    Payment to Tag-Along Participants. The share certificate or certificates that the Tag-Along Participant delivers to the Selling Shareholder or the Selling Preferred Shareholder, as applicable, pursuant to Section 4.3(c) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares or the Offered Preferred Shares, as applicable, pursuant to the terms and conditions specified in the Transfer Notice or the Preferred Transfer Notice, as applicable, and the Selling Shareholder or the Selling Preferred Shareholder, as applicable, shall concurrently therewith remit to such Tag-Along Participant that portion of the sale proceeds to which such Tag-Along Participant is entitled by reason of its participation in such sale. Subject to Section 4.3(a), to the extent that any prospective purchaser or purchasers refuse to purchase any Ordinary Share, Preferred Shares or other securities from a Tag-Along Participant, the Selling Shareholder or the Selling Preferred Shareholder, as applicable, shall not sell to such prospective purchaser or purchasers any Offered Shares or Offered Preferred Shares unless and until, simultaneously with such sale, the Selling Shareholder or the Selling Preferred Shareholder, as applicable, shall purchase such Ordinary Shares, Preferred Shares or other securities of the Company from such Tag-Along Participant.

(e)    Right to Transfer. To the extent the Right Holders do not elect to purchase, or the Preferred Holders do not elect to participate in the sale of, the Offered Shares or the Offered Preferred Shares subject to the Transfer Notice or the Preferred Transfer Notice, as applicable, the Selling Shareholder or the Selling Preferred Shareholder may conclude a transfer of the Offered Shares or the Offered Preferred Shares pursuant to Section 4.1(g) or Section 4.2(g), as applicable.

4.4    Exempt Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal provided in Section 4.1, the right of first offer provided in Section 4.2 and the tag-along right provided in Section 4.3 shall not apply to:

(a)    any transfer of Shares to the Company or Kingsoft pursuant to repurchase or purchase provisions under the Officer Restricted Share Agreement, the Management Restricted Share Agreement and the ESOP or any transfer of equity interest in the Management Holdco to the Management Holdco and Kingsoft pursuant to the Management Restricted Share Agreement; provided that such Shares or equity interest in the Management Holdco purchased by Kingsoft shall be held by Kingsoft and used solely for future awards under the ESOP and the Company shall fully reimburse Kingsoft for the purchase price paid, and related expenses (including applicable taxes, if any) incurred, by Kingsoft for such transfer;

(b)    subject to approval as provided in Section 8.3(d), any transfer of Shares or equity interest in the Management Holdco directly or indirectly owned by any Officer, any Management or any participant of the ESOP to the Company or Kingsoft; provided that (1) in the event that (x) the aggregate number of the Shares so directly or indirectly transferred by all of such Officer, Management and participants in one or a series of transactions in any consecutive twelve (12) month period exceeds 2.0833% of the Total Share Capital of the Company as of Closing, i.e. 60,827,026 Ordinary Shares, or (y) the aggregate number of the Shares so directly or indirectly transferred by any such Officer, Management or participant prior to the completion of an IPO exceeds 0.4630% of the Total Share Capital of the Company as of Closing, i.e. 13,517,117 Ordinary Shares, in each case on a fully-diluted and as-converted basis, (i) any further transfer by any Officer, any Management or any participant of the ESOP (in case of clause (x) above, the total number of Ordinary Shares owned by the Selling Shareholder shall be deemed to include all Ordinary Shares directly or indirectly owned by the Officer and the Management and all Ordinary Shares reserved under the ESOP for the purpose of calculating the Tag-Along Pro Rata Portion) or by such Officer, Management or participant (in case of clause (y) above, the total number of Ordinary Shares directly or indirectly owned by the Selling Shareholder shall be all Ordinary Shares owned by such Officer, Management or participant for the purpose of calculating the Tag-Along Pro Rata Portion), respectively, to the Company or Kingsoft, at an effective price per Share not lower than the effective purchase price per Share of the Series D+ Preferred Shares on an as-converted basis, shall be subject to the tag-along rights of each Preferred Holder under Section 4.3 (except that the Company or Kingsoft, as applicable, shall purchase all of the Shares included in the exercise of such tag-along rights), (ii) such further transfer to the Company or Kingsoft, at an effective price per Share not lower than the effective purchase price per Share of the Series D Preferred Shares on an as converted basis but lower than the effective purchase price per Share of the Series D+ Preferred Shares on an as converted basis shall be subject to the tag-along rights of each Series A Preferred Holder, Series B Preferred Holder, Series C Preferred Holder and Series D Preferred Holder under Section 4.3 (except that the Company or Kingsoft, as applicable, shall purchase all of the Shares included in the exercise of such tag-along rights); (iii) such further transfer to the Company or Kingsoft, at an effective price per Share not lower than the effective purchase price per Share of the Series C Preferred Shares on an as converted basis but lower than the effective purchase price per Share of the Series D Preferred Shares on an as converted basis shall be subject to the tag-along rights of each Series A Preferred Holder, Series B Preferred Holder and Series C Preferred Holder under Section 4.3 (except that the Company or Kingsoft, as applicable, shall purchase all of the Shares included in the exercise of such tag-along rights); and (iv) such further transfer to the Company or Kingsoft, at an effective price per Share not lower than the effective purchase price per Share of the Series B Preferred Shares on an as converted basis but lower than the effective purchase price per Share of the Series C Preferred Shares on an as converted basis shall be subject to the tag-along rights of each Series A Preferred Holder and Series B Preferred Holder under Section 4.3 (except that the Company or Kingsoft, as applicable, shall purchase all of the Shares included in the exercise of such tag-along rights); (2) the over-allocation right of any Tag-Along Participant provided in Section 4.3(b) shall not apply; and (3) any Shares or equity interest in the Management Holdco transferred to the Company or Kingsoft, which are not subject to the tag-along right of each Preferred Holder under this Section 4.4(b), shall be held by and used solely for future award under the ESOP or for the other purpose as duly approved by the Board (including the approval of the IDG Director, the AMC Director, the Minsheng Director and the Metawit Director) and, if such Shares or equity interest are transferred to Kingsoft, the Company shall fully reimburse Kingsoft for the purchase price paid by Kingsoft, and related expenses (including applicable taxes, if any) incurred, for such transfer. For the purpose of this Agreement, “Total Share Capital of the Company as of Closing” shall mean the sum of the total issued and outstanding share capital of the Company as of the Closing and the total share capital of the Company reserved under the ESOP as of the Closing.

(c)    any transfer of Shares in the Management Holdco Restructuring (as defined in the Management Holdco Restricted Share Agreement);

(d)    any transfer of the Shares pursuant to Section 9.2; or

(e)    any transfer of the Shares or other securities of the Company by any Preferred Holder to any of its Affiliates; provided that for the IDG Investor, the AMC Investor, the CM Investor, the Metawit Investor, the Minsheng Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital, the CIIF Investor or the CCBI Investor, the “Affiliate” in this subsection (e) shall mean the corresponding Affiliate of the IDG Investor, the AMC Investor, the CM Investor, Metawit Investor, the Minsheng Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital, the CIIF Investor or the CCBI Investor which is (i) (w) a shareholder (including general partner, limited partners and fund manager) of the IDG Investor, the AMC Investor, the CM Investor, the Metawit Investor, the Minsheng Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital, the CIIF Investor or the CCBI Investor, (x) such shareholder (including general partner, limited partners and fund manager)’s general partner or limited partners, (y) the fund manager managing such shareholder (including general partner, limited partners and fund manager) (and the general partner, limited partners and officers thereof) and other fund(s) managed by a fund manager which is operated by substantially the same management team as the fund manager referred to in (y),or (z) a trust Controlled by or for the benefit of any such Person referred to in (x), (y) or (z), and (ii) not, and not Controlled by, a Competitor.

4.5    Prohibited Transfers.

(a)    Notwithstanding anything to the contrary contained herein, at any time commencing from the date hereof, without the prior written consent of Kingsoft, none of the shareholders of the Company (except for Kingsoft) may, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interests in the Company held by it to any Person who is a Competitor. For the avoidance of any doubt, the transfer restrictions herein shall not be capable of being avoided by the holding of any securities in any Person indirectly through a company or other entity that can itself be sold or transferred in order to dispose of an interest in such securities in such Person free of such restrictions.

(b)    Notwithstanding anything to the contrary contained herein, except for any transfer of shares or other equity interest pursuant to and in compliance with the Officer Restricted Share Agreement, none of the Officer Holdco or the Officer shall, without the prior written consent of Kingsoft and the IDG Investor and holders of at least 66% of the then issued and outstanding Series C Preferred Shares and holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis), directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest in the Company held directly or indirectly by the Officer Holdco and/or such Officer to any Person.

(c)    Notwithstanding anything to the contrary contained herein and subject to Section 4.5(b), except for any transfer of shares or other equity interest pursuant to and in compliance with the Management Restricted Share Agreement and ESOP, none of the Management Holdco or the Management shall, without the prior written consent of Kingsoft, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest in the Company held directly or indirectly by such Management Holdco and/or such Management to any Person; provided that any such transaction involving equity interest in the Company held directly or indirectly through the Management Holdco by Mr. WANG Yulin (王育林) shall be subject to the prior written consent of the IDG Investor.

(d)    Any attempt by a party to sell or transfer any direct or indirect equity interest of the Company in violation of this Section 4 shall be void and each of the Company, the Officer Holdco and the Management Holdco hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

(e)    For the avoidance of doubt, any sale, transfer or other disposition of the Company securities directly or indirectly held by the shareholders of the Company (including without limitation any Shares and shares of the Officer Holdco and the Management Holdco) in compliance with this Section 4.5 (except for the exempted transfer as provided in Section 4.4 above) shall nevertheless be subject to the right of first refusal under Section 4.1, the right of first offer under Section 4.2 and the tag-along right under Section 4.3.

(f)    For the avoidance of doubt, the right of first offer under Section 4.2, the tag-along right under Section 4.3 and the transfer restrictions under this Section 4.5 and Section 4.6 applicable to the CIIF Investor shall not apply to the transfer of the partnership interest in the CIIF Investor or the direct or indirect beneficial ownership in its partners; provided that such transfer shall not result in the Control of the Shares held by the CIIF Investor by a Competitor in any way or the fact that the CIIF Investor ceases to operate under the trade name of China Internet Investment Fund (中国互联网投资基金).

4.6    Restriction on Indirect Transfers. The transfer restrictions herein shall not be capable of being avoided by the holding of any securities in the Company indirectly through a company or other entity that can itself be sold or transferred in order to dispose of an indirect interest in such securities in the Company (including through any trust, derivative contract or other economic arrangement transferring the benefits of ownership of any Shares) free of such restrictions. Any issuance, transfer or other disposal of any shares (or other interest) of the Officer Holdco or the Management Holdco or of any company (or other entity) holding shares in such shareholder shall be treated as a transfer of the equity interest of the Company held by such shareholder and the provisions of this Section 4 shall thereupon apply in respect of the equity interest or securities of the Company so held. Unless otherwise permitted under (and made in compliance with) Sections 4.1 to 4.5, without the prior written approval of Kingsoft, the IDG Investor, the holders of at least 66% of the then issued and outstanding Series C Preferred Shares and the holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis), none of the Management (other than Mr. WANG Yulin (王育林)) shall dispose of any equity interest held, directly or indirectly, by such Management in the Management Holdco or the Company; provided that the approval of the IDG Investor, the holders of at least 66% of the then issued and outstanding Series C Preferred Shares and the holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis) shall not be required if any Management (other than Mr. WANG Yulin (王育林)) disposes of any equity interest held, directly or indirectly, by such Management in the Management Holdco or the Company as provided in Sections 4.6(a) and (b) below:

(a)    unless otherwise pursuant to and in compliance with the Officer Restricted Share Agreement, the Management Restricted Share Agreement or the ESOP, and subject to the provisions in this Section 4, no Officer or Management shall, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by such Officer in the Officer Holdco or the Company, or such Management in the Management Holdco or the Company, to any Person, and each of the Officer Holdco, the Management Holdco and the Company hereby agrees it will not effect a transfer in violation of this provision, nor will it treat any alleged transferee as the holder of such shares;

(b)    subject to the provisions in this Section 4, the Officer Holdco and the Management Holdco shall not, and the Officer and each of the Management shall cause the Officer Holdco and the Management Holdco not to, issue to any Person any equity securities of the Officer Holdco or the Management Holdcos or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Officer Holdco or the Management Holdco;

(c)    unless otherwise required under the Restructuring Documents, no Officer, Management or such other Person holding any equity interest in the Domestic Enterprises shall, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him in the Domestic Enterprises to any Person; and

(d)    the Domestic Enterprises shall not, and each of the Officer and Management shall use their best efforts to cause the Domestic Enterprises not to, issue to any Person any equity securities of the Domestic Enterprises, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Domestic Enterprises.

4.7    Legend.

(a)    Each certificate representing the Shares held by the Officer Holdco and the Management Holdco shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDERS OF THE COMPANY, THE COMPANY, CERTAIN AFFILIATES OF THE COMPANY AND CERTAIN OTHER PARTIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)    Each of the Officer Holdco, the Officer, the Management Holdco and the Management agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.7(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.8    Term. The provisions of this Section 4 shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO.

5.	DRAG-ALONG OBLIGATIONS.

5.1    Drag-Along Rights. Notwithstanding anything to the contrary in this Agreement, if at any time prior to the closing of an IPO, holders holding at least 50% of the then issued and outstanding Ordinary Shares, holders holding at least 66% of the then issued and outstanding Series A Preferred Shares, holders holding at least 66% of the then issued and outstanding Series B Preferred Shares, holders holding at least 66% of the then issued and outstanding Series C Preferred Shares and holders holding at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis) (collectively, the “Drag-Along Shareholders”) vote in favor of, or otherwise consent in writing to, or otherwise agree in writing to a proposed Trade Sale (a “Drag-Along Transaction”), all shareholders of the Company shall, and each of the Officer and the Management shall cause his respective Officer Holdco and/or Management Holdco to, (i) vote, or give its written consent with respect to, all the Shares held by it in favor of such proposed Drag-Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Transaction; (iii) transfer the securities on terms and conditions of such proposed Drag-Along Transaction as approved by the Drag-Along Shareholders in the event that a proposed Drag-Along Transaction is structured as a share transfer; and (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Transaction, including without limitation amending the then existing memorandum and articles of association of the Company then in effect.

5.2    Term. The provisions of this Section 5 shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO.

6.	INFORMATION AND INSPECTION RIGHTS; CONNECTED TRANSACTIONS.

6.1    Information Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as Xiaomi holds any Preferred Shares and/or any Ordinary Shares or any Series B Preferred Holder holds no less than 80% of the Series B Preferred Shares held by it as of the Closing or any Series C Preferred Holder (other than the CM Investor or FutureX Capital 1) holds no less than 80% of the Series C Preferred Shares held by it as of the Closing or any Series D Preferred Holder holds no less than 80% of the Series D Preferred Shares held by it as of the Closing or any Series D+ Preferred Holder holds no less than 80% of the Series D+ Preferred Shares held by it as of the Closing, or Ordinary Shares issued upon conversion thereof, the Group Companies shall provide to Xiaomi or such Series B Preferred Holder or such Series C Preferred Holder or such Series D Preferred Holder or such Series D+ Preferred Holder, as applicable, the following information:

(a)    unaudited annual consolidated financial statements of the Group Companies and audited annual financial statements of each of the PRC Subsidiaries and the Domestic Enterprises, within one-hundred and twenty (120) days after the end of each fiscal year, prepared in accordance with the generally accepted accounting principles in the PRC (the “PRC GAAP”) or any internationally recognized accounting standards and audited by a qualified and reputable accounting firm in the PRC;

(b)    unaudited monthly consolidated financial statements of the Group Companies, within thirty (30) days of the end of each month;

(c)    unaudited quarterly consolidated financial statements of the Group Companies, within sixty (60) days of the end of each fiscal quarter;

(d)    within forty-five (45) days after the end of each quarter and promptly following any sale or any issuance or allotment by the Company of any equity securities of the Company, including any Preferred Shares, Ordinary Shares, warrants, options or any other equity-linked securities of the Company or rights to acquire any of the foregoing, or upon any increase or change in any option pool or the ESOP, the Company shall deliver to Xiaomi or such Series B Preferred Holder or such Series C Preferred Holder or such Series D Preferred Holder or such Series D+ Preferred Holder, as applicable, a current, fully-diluted capitalization table of the Company certified by the chief financial officer of the Company, or the chief executive officer of the Company if the Company has not engaged a chief financial officer, and the chief financial officer of Kingsoft, respectively; provided, however, that no such capitalization table shall be required in connection with issuances of equity awards or any exercise thereof from the ESOP;

(e)    within five (5) days after the transfer by any shareholder of any equity securities of the Company, including any Preferred Shares, Ordinary Shares, warrants, options or any other equity-linked securities of the Company or rights to acquire any of the foregoing, the Company shall deliver to Xiaomi or such Series B Preferred Holder or such Series C Preferred Holder or such Series D Preferred Holder or such Series D+ Preferred Holder, as applicable, a current, fully-diluted capitalization table of the Company certified by the chief financial officer of the Company; provided, however, that no such capitalization table shall be required in connection with transfer of any shares issued under the ESOP to any other participant of the ESOP and the shares so transferred shall remain subject to the rules of the ESOP after such transfer;

(f)    copies of all Company’s documents or other Company’s information sent to any shareholder of the Company based on its status as a shareholder of the Company.

All financial statements to be provided to Xiaomi or such Series B Preferred Holder or such Series C Preferred Holder or such Series D Preferred Holder or such Series D+ Preferred Holder, as applicable, pursuant to this Section 6.1 shall include an income statement, a balance sheet, a cash flow statement, and a statement of changes in shareholders’ equity for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the PRC GAAP or any internationally recognized accounting standards.

6.2    Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as Xiaomi or any Series B Preferred Holder or any Series C Preferred Holder or any Series D Preferred Holder or any Series D+ Preferred Holder holds any Preferred Shares or any Ordinary Shares, it shall have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies, and (ii) the right to discuss the business, operations and conditions of the Group Company with their respective directors, officers, employees, accountants, legal counsel and investment bankers; provided, however, that it shall consult with Kingsoft before each inspection and observe such reasonable restrictions that Kingsoft may impose with respect to the timing of inspection in order to ensure Kingsoft’s compliance with its obligations as a public company, including without limitation the obligations under applicable listing rules.

6.3    Observer Rights. The Company shall give the Observers copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors in a meeting of the Board; provided, however, that the Board, acting in good faith and upon advice of legal counsel, reserves the right to withhold any information and to exclude any Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of highly confidential proprietary technical information. Each of the Observers shall be subject to the same confidentiality and non-disclosure obligations as other attendees of the Board meetings, and other obligations the Board may deem appropriate on a case specific basis.

6.4    Connected Transactions. Kingsoft hereby undertakes and agrees that for so long as it has the power to, directly or indirectly, direct the business of the Company, it shall always (i) act reasonably and in good faith in exercising such power, (ii) cause the Group Companies to deal with their respective “connected persons” (as defined in the Listing Rules) (excluding any other Group Company) fairly and on arms-length basis, and (iii) refrain from doing anything in violation of applicable laws, regulations and stock exchange rules which may adversely affect the business of the Company.

6.5    Limitations on Information Rights of Series B Preferred Holders, Series C Preferred Holders, Series D Preferred Holders and Series D+ Preferred Holder. If, in the good faith reasonable opinion of the Board, any Series B Preferred Holder or any Series C Preferred Holder or any Series D Preferred Holder or any Series D+ Preferred Holder or any of such Series B Preferred Holder or Series C Preferred Holder or Series D Preferred Holder or Series D+ Preferred Holder’s Affiliates engages in business that is in competition with the Principal Business of the Group Companies, or any Series B Preferred Holder or any Series C Preferred Holder or any Series D Preferred Holder or Series D+ Preferred Holder directly or indirectly holds any equity interest in any Competitor other than a passive shareholding in a publicly listed company of less than the lower of (a) 3% or (b) the shareholding percentage of the IDG Investor, the AMC Investor, the CM Investor, the Metawit Investor, the Minsheng Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital, the CIIF Investor or the CCBI Investor in the Company respectively, such Series B Preferred Holder, Series C Preferred Holder, Series D Preferred Holder or Series D+ Preferred Holder shall not be entitled to receive any information under Sections 6.1 and 6.2; provided that the Group Companies shall provide the chief financial officer of such Series B Preferred Holder, Series C Preferred Holder, Series D Preferred Holder or Series D+ Preferred Holder with information set forth in Sections 6.1(a), 6.1(c), 6.1(d) and 6.1(e), which shall not be disclosed by such Series B Preferred Holder, Series C Preferred Holder, Series D Preferred Holder or Series D+ Preferred Holder to any Person other than its finance and accounting staff and shall not be used for any purpose other than preparation of financial statements of such Series B Preferred Holder, Series C Preferred Holder, Series D Preferred Holder or Series D+ Preferred Holder and disclosure and reports in relation to such financial statements.

6.6    Term. The provisions of this Section 6 shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO.

7.	CONFIDENTIALITY AND NON-DISCLOSURE.

7.1    Disclosure of Terms. The terms and conditions of the Transaction Documents, and all exhibits and schedules attached to or in connection with each such documents (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto or any of its Representatives to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than by reason of the breach of the confidentiality obligations hereunder. The term “Representative” as used in this Section 7 means, any directors, equity interest holders, partners, members, officers, employees, agents, consultants, professional advisors and Affiliates of any party hereto and any directors, equity interest holders, partners, members, officers, employees, agents, consultants, professional advisors of each such Affiliate, who is subject to similar confidential obligations to such party.

7.2    Press Releases. Any press release issued by any party shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by Kingsoft, Xiaomi, the IDG Investor, the AMC Investor, the CM Investor, the Metawit Investor, the Minsheng Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital, the CIIF Investor or the CCBI Investor. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without prior written consents of Kingsoft, Xiaomi, IDG Investor, AMC Investor, the CM Investor, the Metawit Investor, the Minsheng Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital, the CIIF Investor or the CCBI Investor, respectively.

7.3    Permitted Disclosures. Notwithstanding anything to the contrary in this Section 7, any party may disclose any of the Confidential Information to a Representative or bona fide prospective investor(s), purchaser(s) or lender(s), in each case only where such Person is under appropriate nondisclosure obligations.

7.4    Legally Compelled Disclosure. In the event that any party becomes legally required (including without limitation, pursuant to securities laws and regulations) to disclose any of the Confidential Information in contravention of the provisions of this Section 7, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

7.5    Financial Information. The financial and operational information of the Group Companies any party obtains pursuant to Section 6.1 shall be considered confidential information (together with the Financing Terms, the “Confidential Information”) and shall not be disclosed by such other party to any third party without prior approval from the Company; provided that such Confidential Information shall not include any information that is in the public domain other than by reason of the breach of the confidentiality obligations hereunder.

8.	APPROVALS AND CONSENTS.

8.1    Matters Requiring Approval by Shareholders.

In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of a majority (unless the relevant statutes in Cayman Islands and/or other jurisdiction, and/or the Stock Exchange of Hong Kong Limited require a higher percentage) of the Shares then issued and outstanding, voting together as a single class on an as-converted basis:

(a)    any action that authorizes, creates, issues, make any change to, cancel, increase or decrease any class of securities, including without limitation, any and all capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital of the Group Companies, or any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing;

(b)    any action that repurchases, redeems or retires any of the Group Companies’ voting securities other than pursuant to contractual rights to repurchase any shares of the Company from employees, directors or consultants of the Group Companies upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Company provided under this Agreement, the Officer Restricted Share Agreement, the Management Restricted Share Agreement or otherwise;

(c)    acquisition of any share capital or other securities of any body corporate; merge or consolidation or other business combination of any Group Company with or into any other business entity; acquisition or disposal of any interest in any other company, partnership, or business entity (including the incorporation of a company); enter into any partnership, profit sharing agreement or joint venture; acquire any material stock or assets of any Person; any transaction or a series of transactions immediately after which the shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of the such Group Company; any Trade Sale;

(d)    any action that capitalize the profits or reserves of any Group Company; authorize, create, allot, issue or place under option of the share, convertible loan stock or debentures of any Group Company; bond or note financing;

(e)    any amendment or change of the rights, preferences, privileges or powers of, or the restrictions on any securities or registered capital of the Group Companies;

(f)    any increase or decrease of the size of the Board or the board of directors of other Group Companies not provided for in this Agreement;

(g)    any amendment to the power of the Board or the board of directors of other Group Companies;

(h)    any amendment of the Restated Articles or any constitutional documents of the Group Companies;

(i)    any amendment to the Restructuring Documents; and

(j)    passing any resolution or taking any action for the winding up, termination or similar insolvency or bankruptcy proceedings of any Group Company or undertaking any merger, reconstruction or liquidation exercise or make any composition or arrangement with creditors concerning any Group Company or applying for the appointment of a receiver, manager or judicial manager or like officer.

8.2    Matters Requiring Approval by Series A Preferred Holders.

In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of a majority (unless the relevant statutes in Cayman Islands and/or other jurisdiction, and/or the Stock Exchange of Hong Kong Limited require a higher percentage) of the Series A Preferred Shares then issued and outstanding, voting as a separate class:

(a)    the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Series A Preferred Shares (including any additional Series A Preferred Shares authorized, created or issued after the date hereof);

(b)    any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series A Preferred Shares;

(c)    merger or consolidation or other business combination of any Group Company with or into any other business entity, immediately after which the shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving company; entering into any partnership agreement, profit sharing agreement or joint venture agreement, the value of which exceeds US$3,000,000; any transaction or a series of transactions immediately after which the shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of such Group Company; any Trade Sale;

(d)    entering into transactions, or amending or terminating existing transactions, between any Group Company on the one hand and any of its “connected persons” (as defined in the Listing Rules) (excluding any other Group Company) on the other hand, the value of which exceeds or is reasonably likely to exceed US$5,000,000;

(e)    any amendment of the Restated Articles or any other constitutional documents of the Company;

(f)    any material amendment to the Restructuring Documents;

(g)    any amendment to the ESOP to increase the size of the option pool or the adoption of any employee share incentive plan other than the existing ESOP;

(h)    other matters that require class voting under the law of the Cayman Islands;

(i)    the authorization, creation, issuance or sale of any additional Series A Preferred Shares;

(j)    the authorization, creation, issuance or sale of any Additional Ordinary Shares for a consideration per share less than the then existing Conversion Price of Series A Preferred Shares; and

(k)    the authorization, creation, issuance or sale of any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than the then existing Conversion Price of Series A Preferred Shares.

For the purpose of determining the consideration to be received by the Company under subsections (j) and (k) above and under Sections 8.3(j), 8.3(k), 8.5(i) and 8.5(j) below:

(i)    To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any expenses payable directly or indirectly by the Company and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(ii)    To the extent it consists of property other than cash, the consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof, as determined in good faith by the Board as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(iii)    If such Additional Ordinary Shares or Ordinary Share Equivalents are issued together with other Shares or securities or other assets of the Company for consideration which covers both such Additional Ordinary Shares or Ordinary Share Equivalents and such other Shares or securities or other assets, the consideration received by the Company shall be the proportion of such consideration so received with respect to such Additional Ordinary Shares or Ordinary Share Equivalents, as determined in good faith by the Board.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (k) above requires a Special Resolution (as defined in the Restated Articles), and if the Members vote in favor of such act but the approval by holders of a majority of the Series A Preferred Shares has not yet been obtained, the holders of the Series A Preferred Shares, in such vote, hold one hundred (100) votes per Series A Preferred Share for the relevant Series A Preferred Shares held thereby and all the other Members shall have one (1) vote for each share held by the respective holder.

8.3    Matters Requiring Approval by Series B Preferred Holders.

In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of at least 66% of the then issued and outstanding Series B Preferred Shares, voting as a separate class; provided that (i) such vote or written consent shall not be required if such actions are for the purpose of completing an IPO, and (ii) in the event that any holder of the then issued and outstanding Series B Preferred Shares fails to participate in the general meeting duly called to approve such action after being notified of the meeting and the agenda in writing by the Company in accordance with the Restated Articles, the number of Series B Preferred Shares held by such holder shall not be included in calculating the percentage of Series B Preferred Shares the vote or consent of whose holders is required with respect to actions on the agenda:

(a)    the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Series B Preferred Shares (including any additional Series B Preferred Shares authorized, created or issued after the date hereof);

(b)    any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series B Preferred Shares;

(c)    merger or consolidation or restructuring or other business combination of any Group Company with or into any other business entity, immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving company; any transaction or a series of transactions immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of such Group Company; any Trade Sale;

(d)    redemption, repurchase or cancellation of any Share or other equity securities of the Company or any amendment to terms of such redemption, repurchase or cancellation, other than (i) as provided under any Transaction Document, or (ii) any transfer under Section 4.4(a), or (iii) any transfer by any Management or participant of the ESOP other than the Officer under Section 4.4(b) so long as the holders of the Series B Preferred Shares are entitled to the tag-along right under Section 4.4(b) with respect to such transfer;

(e)    any amendment of the Restated Articles or any other constitutional documents of the Company;

(f)    dissolution, liquidation or bankruptcy of any Group Company;

(g)    any change to the Company’s policy of making dividend distributions in proportion to shareholding percentages on an as-converted basis;

(h)    any change to the composition of the Board;

(i)    any material amendment to the Restructuring Documents;

(j)    the authorization, creation, issuance or sale of any Additional Ordinary Shares for a consideration per share less than the then existing Conversion Price of Series B Preferred Shares;

(k)    the authorization, creation, issuance or sale of any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than the then existing Conversion Price of Series B Preferred Shares;

(l)    establishment of or any amendment to the terms of, or the number of Shares or their equivalent covered under, any equity incentive plan for employees or directors of the Company, for which, together with any other such plan, the number of Shares reserved after the date hereof exceeds 5% of the Total Share Capital of the Company as of Closing on a fully diluted and as-converted basis; for the avoidance of doubt, (i) the reservation of certain number of additional Shares which is no more than 5% of the Total Share Capital of the Company as of Closing on a fully diluted and as-converted basis for any equity incentive plan for employees or directors of the Company, and (ii) any grant of awards under such plan, any grant of options, awards or restricted shares pursuant to the ESOP and the issuance of Ordinary Shares under such plan or the ESOP, shall not be subject to the approval of holders of the Series B Preferred Shares in this Section 8.3(l); and

(m)    other matters that require class voting under the law of the Cayman Islands.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (m) above requires a Special Resolution, and if the Members vote in favor of such act but the approval by holders of at least 66% of the then issued and outstanding Series B Preferred Shares has not yet been obtained, the holders of the Series B Preferred Shares, in such vote, hold one hundred (100) votes per Series B Preferred Share for the relevant Series B Preferred Shares held thereby and all the other Members shall have one (1) vote for each share held by the respective holder.

8.4    Matters Requiring Approval by Series C Preferred Holders.

In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of at least 66% of the then issued and outstanding Series C Preferred Shares, voting as a separate class; provided that (i) such vote or written consent shall not be required if such actions are for the purpose of completing an IPO and/or pre-IPO financing, and (ii) in the event that any holder of the then issued and outstanding Series C Preferred Shares fails to participate in the general meeting duly called to approve such action after being notified of the meeting and the agenda in writing by the Company in accordance with the Restated Articles, the number of Series C Preferred Shares held by such holder shall not be included in calculating the percentage of Series C Preferred Shares the vote or consent of whose holders is required with respect to actions on the agenda:

(a)    the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Series C Preferred Shares (including any additional Series C Preferred Shares authorized, created or issued after the date hereof);

(b)    any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series C Preferred Shares;

(c)    merger or consolidation or restructuring or other business combination of any Group Company with or into any other business entity, immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving company; any transaction or a series of transactions immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of such Group Company; any Trade Sale;

(d)    any amendment of the Restated Articles or any other constitutional documents of the Company;

(e)    dissolution, liquidation or bankruptcy of any Group Company;

(f)    any change to the Company’s policy of making dividend distributions in proportion to shareholding percentages on an as-converted basis;

(g)    any material amendment to the Restructuring Documents;

(h)    any declaration or payment of dividends to the holders of Ordinary Shares; and

(i)    other matters that require class voting under the law of the Cayman Islands.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (i) above requires a Special Resolution, and if the Members vote in favor of such act but the approval by holders of at least 66% of the then issued and outstanding Series C Preferred Shares has not yet been obtained, the holders of the Series C Preferred Shares, in such vote, hold one hundred (100) votes per Series C Preferred Share for the relevant Series C Preferred Shares held thereby and all the other Members shall have one (1) vote for each share held by the respective holder.

8.5    Matters Requiring Approval by Series D Preferred Holders and Series D+ Preferred Shares.

In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis), voting as a separate class; provided that (i) such vote or written consent shall not be required if such actions are for the purpose of completing an IPO and/or pre-IPO financing, and (ii) in the event that any holder of the then issued and outstanding Series D Preferred Shares or Series D+ Preferred Shares fails to participate in the general meeting duly called to approve such action after being notified of the meeting and the agenda in writing by the Company in accordance with the Restated Articles, the number of Series D Preferred Shares or Series D+ Preferred Shares held by such holder shall not be included in calculating the percentage of Series D Preferred Shares and Series D+ Preferred Shares the vote or consent of whose holders is required with respect to actions on the agenda:

(a)    the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Series D Preferred Shares or the Series D+ Preferred Shares (including any additional Series D Preferred Shares or Series D+ Preferred Shares authorized, created or issued after the date hereof but excluding the Series D+ Preferred Shares issued pursuant to Section 13.15);

(b)    any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series D Preferred Shares or the Series D+ Preferred Shares;

(c)    merger or consolidation or restructuring or other business combination of any Group Company with or into any other business entity, immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving company; any transaction or a series of transactions immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of such Group Company; any Trade Sale;

(d)    any amendment of the Restated Articles or any other constitutional documents of the Company;

(e)    dissolution, liquidation or bankruptcy of any Group Company;

(f)    any change to the Company’s policy of making dividend distributions in proportion to shareholding percentages on an as-converted basis;

(g)    any material amendment to the Restructuring Documents;

(h)    any declaration or payment of dividends to the holders of Ordinary Shares;

(i)    the authorization, creation, issuance or sale of any Additional Ordinary Shares for a consideration per share less than the then existing Conversion Price of Series D+ Preferred Shares;

(j)    the authorization, creation, issuance or sale of any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than the then existing Conversion Price of Series D+ Preferred Shares;

(k)    any change to the composition of the Board; and

(l)    other matters that require class voting under the law of the Cayman Islands.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (l) above requires a Special Resolution, and if the Members vote in favor of such act but the approval by holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis) has not yet been obtained, the holders of the Series D Preferred Shares and Series D+ Preferred Shares, in such vote, hold one hundred (100) votes per Series D Preferred Share and Series D+ Preferred Shares for the relevant Series D Preferred Shares and Series D+ Preferred Shares held thereby and all the other Members shall have one (1) vote for each share held by the respective holder.

8.6    Matters Requiring Approval by Series D+ Preferred Holders.

In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of at least 66% of the then issued and outstanding Series D+ Preferred Shares, voting as a separate class; provided that (i) such vote or written consent shall not be required if such actions are for the purpose of completing an IPO and/or pre-IPO financing, and (ii) in the event that any holder of the then issued and outstanding Series D+ Preferred Shares fails to participate in the general meeting duly called to approve such action after being notified of the meeting and the agenda in writing by the Company in accordance with the Restated Articles, the number of Series D+ Preferred Shares held by such holder shall not be included in calculating the percentage of Series D+ Preferred Shares the vote or consent of whose holders is required with respect to actions on the agenda:

(a)    any change in the liquidation preference of the holders of Series D+ Preferred Shares provided under the Restated Articles; and

(b)    any change in the exit right of the holders of Series D+ Preferred Shares under Section 9.2.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (b) above requires a Special Resolution, and if the Members vote in favor of such act but the approval by holders of at least 66% of the then issued and outstanding Series D+ Preferred Shares on a fully diluted basis has not yet been obtained, the holders of the Series D+ Preferred Shares, in such vote, hold one hundred (100) votes per Series D+ Preferred Share for the relevant Series D+ Preferred Shares held thereby and all the other Members shall have one (1) vote for each share held by the respective holder.

8.7    Matters Requiring Approval by the Board.

In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first being approved by a majority of votes of the Directors (as defined in the Restated Articles) and alternate Directors present at a meeting of the Board at which there is a quorum (unless the relevant statutes in the Cayman Islands and/or other jurisdiction, and/or the Stock Exchange of Hong Kong Limited require a higher percentage):

(a)    declaration or payment of any dividend or distribution in cash or species on any class of shares by any Group Company;

(b)    appointment and removal of the chief executive officer and the chief financial officer, any managing (or executive) director, general manager, chairman, financial controller or other senior management at the level equivalent of or above vice president of any Group Company, and determination of and any change to the terms of employment and compensation of the foregoing;

(c)    establishment of any new direct or indirect Subsidiary and branch of any Group Company;

(d)    adoption and administration of, and any change to the ESOP or any other employee incentive plan of the Group Companies;

(e)    any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding RMB 1,000,000, except for the employment by any Group Company of such directors, officers and employees; provided, however, that any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value not more than RMB 1,000,000 other than employment by any Group Company of such directors, officers and employees, and the extension of loans to the employees in the ordinary course of business by the Group Companies, shall be reviewed and approved by the chief executive officer of the Company;

(f)    the entry into any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in which the aggregate payment obligation of the Group Companies thereunder is in excess of RMB30,000,000; provided, however, that (i) the entry into any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in which the aggregate payment obligation of the Group Companies thereunder is not more than RMB30,000,000 but in excess of RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company and the chief financial officer of Kingsoft, and (ii) the entry into any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in which the aggregate payment obligation of the Group Companies thereunder is not more than RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company; provided further, that the aforesaid amounts are only applicable to the year of 2019, and such standard shall be adjusted annually at the meeting of the Board for the subsequent year;

(g)    the approval and amendment to any Group Companies’ annual capital expenditure and operations budgets and strategic plan, which shall be submitted to the Board for review and approval within forty-five (45) days prior to the end of each fiscal year;

(h)    any expense or capital expenditure that’s beyond the amount of deviations for any single or series of items of the budgets as may be allowed in writing by the Board in its approval of the annual or quarterly budgets, or absent of such amount of deviation, any expense or capital expenditure that’s beyond annual or quarterly budgets;

(i)    the cease of or any material change to any Group Company’s business as it now conducts, or any change to the scope of business of any Group Company materially different from that described in the then current business plan, or any change to the business undertakings of the Group Companies;

(j)    the sale or disposal of the whole or a substantial part of the undertaking, goodwill, material permits or assets of any Group Company;

(k)    the approval and alteration of the terms of any bonus or profit sharing scheme; and the approval, administration and alteration of any employee share option or share participation schemes;

(l)    incurrence of indebtedness of borrowed money or any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(m)    extension of any loan or provision of any security, guarantee, indemnity or undertaking to any Person other than a Group Company, except for trade credit and loans to the employees incurred in the ordinary course of business by the Group Companies;

(n)    without prejudice to (j) and (o), any sale, transfer, or disposal of assets of the Group Companies beyond the ordinary course of business, or by any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in the ordinary course of business in which the aggregate consideration thereunder is in excess of RMB30,000,000; provided, however, that (i) any sale, transfer, or disposal of assets of the Group Companies by any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in the ordinary course of business in which the aggregate consideration thereunder is not more than RMB30,000,000 but in excess of RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company and the chief financial officer of Kingsoft, and (ii) any sale, transfer, or disposal of assets of the Group Companies by any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in the ordinary course of business in which the aggregate consideration thereunder is not more than RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company; provided further, that the aforesaid amounts are only applicable to the year of 2019, and such standard shall be adjusted annually at the meeting of the Board for the subsequent year;

(o)    any sale, transfer, license, charge, encumbrance or otherwise disposal of any trademarks, patents or other intellectual property owned by any Group Company, other than non-exclusive licenses granted in the ordinary course of business;

(p)    purchase of any real property by the Group Companies in excess of RMB2,000,000 during any fiscal year;

(q)    any mergers or acquisitions of business or entities by the Group Companies;

(r)    any capital commitment or expenditure, including without limitation to that in connection with construction of property, purchase of material assets and disposal of fixed assets, by any Group Company in excess of RMB30,000,000; provided, however, that (i) any capital commitment or expenditure, including without limitation to that in connection with construction of property, purchase of material assets and disposal of fixed assets, by any Group Company not more than RMB30,000,000 but in excess of RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company and the chief financial officer of Kingsoft, and (ii) any capital commitment or expenditure, including without limitation to that in connection with construction of property, purchase of material assets and disposal of fixed assets, by any Group Company not more than RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company; provided further, that the aforesaid amounts are only applicable to the year of 2019, and such standard shall be adjusted annually at the meeting of the Board for the subsequent year;

(s)    selection of the listing exchange and approval of the valuation and terms and conditions for the Series B Qualified Public Offering and/or Series C Qualified Public Offering and/or Series D Qualified Public Offering or other public offering of the shares of the Group Companies;

(t)    adoption of or any amendment to the accounting and financial policies of the Group Companies or any change to the financial year of the Group Companies;

(u)    appointment or removal of the underwriter and/or the auditor of any Group Company;

(v)    approval of any transfer of shares in any Group Company other than any indirect transfer of shares in the Company through any share transfer in the Management Holdco Restructuring and duly approved transfer of Tranche 2 Management Shares; and

(w)    disposal or dilution of any Group Company’s direct or indirect interests in any other Group Company.

8.8    Matters Requiring Approval by IDG Director.

(a)    In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, so long as IDG Investor collectively hold Shares representing no less than 3% of the total number of Shares of the Company on a fully-diluted and as-converted basis and the IDG Director has been designated by the IDG Investor, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the prior approval of the IDG Director:

(i)    the sale, exclusive license or otherwise disposal of the whole or a substantial part of the assets of the Group Companies as a whole in a single or a series of transactions, or creation of any pledge or any other encumbrance over such assets, except for any creation of security interest over fixed assets or any financial leasing arrangement for the purpose of obtaining debt financing from bank(s) or financial institution(s) for the operation of the Group Companies;

(ii)    any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding US$5,000,000, any amendment to terms of such transactions or termination of such transactions, except for transactions among the Group Companies and the cooperation with Xiaomi Group as contemplated in Section 12 hereof; and

(iii)    an IPO, the selection of the stock exchange other than the Main Board of the Stock Exchange of Hong Kong Limited, the New York Stock Exchange or the Nasdaq National Market, or setting the valuation of the Group Companies for the purpose of an IPO, in each case without satisfying the following conditions:

(A)    the pre-IPO market value of the Company or the Listing Vehicle (based upon the price at which shares were offered in the IPO) is no less than US$1,000,000,000 or its equivalent in other currency; and

(B)    such offering results in gross proceeds of no less than US$100,000,000 to the Company.

Whether such the conditions are satisfied shall be determined based on the written analysis of a Qualified Investment Bank.

(b)    The approval of the IDG Director set forth in Section 8.8(a) shall not be required if (i) any of the actions set forth in Sections 8.8(a) other than those set forth in Section 8.8(a)(iii) are for the purpose of completing an IPO or (ii) the IDG Director fails to participate in the board meeting duly called to approve such action after being duly notified in writing by the Company in accordance with the Restated Articles together with a meeting agenda that included such action.

8.9    Matters Requiring Approval by AMC Director.

(a)    In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, so long as AMC Investor holds Shares representing no less than 3% of the total number of Shares of the Company on a fully-diluted and as-converted basis and the AMC Director has been designated by the AMC Investor, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the prior approval of the AMC Director:

(i)    the sale, exclusive license or otherwise disposal of the whole or a substantial part of the assets of the Group Companies as a whole in a single or a series of transactions, or creation of any pledge or any other encumbrance over such assets, except for any creation of security interest over fixed assets or any financial leasing arrangement for the purpose of obtaining debt financing from bank(s) or other financial institution(s) for the operation of the Group Companies;

(ii)    any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding US$5,000,000, any amendment to terms of such transactions or termination of such transactions, except for transactions among the Group Companies and the cooperation with Xiaomi Group as contemplated in Section 12 hereof; and

(iii)    the selection of the stock exchanges in a jurisdiction other than the U.S. (e.g., the New York Stock Exchange or the Nasdaq National Market, etc.) or Hong Kong (e.g., the Main Board of the Stock Exchange of Hong Kong Limited, etc.) or setting the valuation of the Group Companies for the purpose of an IPO that do not meet the requirements of Series C Qualified Public Offering.

(b)    The approval of the AMC Director set forth in Section 8.9(a)shall not be required if (i) any of the actions set forth in Sections 8.9(a) are for the purpose of completing a pre-IPO financing, or any of the actions set forth in Sections 8.9(a)(i) and 8.9(a)(ii) are for the purpose of completing an IPO, or (ii) the AMC Director fails to participate in the board meeting duly called to approve such action after being duly notified in writing by the Company in accordance with the Restated Articles together with a meeting agenda that included such action.

8.10    Matters Requiring Approval by Minsheng Director.

(a)    In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, so long as Minsheng Investor holds Shares representing no less than 4% of the total number of Shares of the Company on a fully-diluted and as-converted basis and the Minsheng Director has been designated by the Minsheng Investor, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the prior approval of the Minsheng Director:

(i)    the sale, exclusive license or otherwise disposal of the whole or a substantial part of the assets of the Group Companies as a whole in a single or a series of transactions, or creation of any pledge or any other encumbrance over such assets, except for any creation of security interest over fixed assets or any financial leasing arrangement for the purpose of obtaining debt financing from bank(s) or other financial institution(s) for the operation of the Group Companies;

(ii)    any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding US$5,000,000, any amendment to terms of such transactions or termination of such transactions, except for transactions among the Group Companies and the cooperation with Xiaomi Group as contemplated in Section 12 hereof; and

(iii)    the selection of the stock exchanges in a jurisdiction other than the U.S. (e.g., the New York Stock Exchange or the Nasdaq National Market, etc.) or Hong Kong (e.g., the Main Board of the Stock Exchange of Hong Kong Limited, etc.) or setting the valuation of the Group Companies for the purpose of an IPO that do not meet the requirements of Series D Qualified Public Offering.

(b)    The approval of the Minsheng Director set forth in Section 8.10(a) shall not be required if (i) any of the actions set forth in Sections 8.10(a) are for the purpose of completing a pre-IPO financing, or any of the actions set forth in Sections 8.10(a)(i) and 8.10(a)(ii) are for the purpose of completing an IPO, or (ii) the Minsheng Director fails to participate in the board meeting duly called to approve such action after being duly notified in writing by the Company in accordance with the Restated Articles together with a meeting agenda that included such action.

8.11    Matters Requiring Approval by Metawit Director.

(a)    In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, so long as Metawit Investor holds Shares representing no less than 4% of the total number of Shares of the Company on a fully-diluted and as-converted basis and the Metawit Director has been designated by the Metawit Investor, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the prior approval of the Metawit Director:

(i)    the sale, exclusive license or otherwise disposal of the whole or a substantial part of the assets of the Group Companies as a whole in a single or a series of transactions, or creation of any pledge or any other encumbrance over such assets, except for any creation of security interest over fixed assets or any financial leasing arrangement for the purpose of obtaining debt financing from bank(s) or other financial institution(s) for the operation of the Group Companies;

(ii)    any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding US$5,000,000, any amendment to terms of such transactions or termination of such transactions, except for transactions among the Group Companies and the cooperation with Xiaomi Group as contemplated in Section 12 hereof; and

(iii)    the selection of the stock exchanges in a jurisdiction other than the U.S. (e.g., the New York Stock Exchange or the Nasdaq National Market, etc.) or Hong Kong (e.g., the Main Board of the Stock Exchange of Hong Kong Limited, etc.) or setting the valuation of the Group Companies for the purpose of an IPO that do not meet the requirements of Series D Qualified Public Offering.

(b)    The approval of the Metawit Director set forth in Section 8.11(a) shall not be required if (i) any of the actions set forth in Sections 8.11(a) are for the purpose of completing a pre-IPO financing, or any of the actions set forth in Sections 8.11(a)(i) and 8.11(a)(ii) are for the purpose of completing an IPO, or (ii) the Metawit Director fails to participate in the board meeting duly called to approve such action after being duly notified in writing by the Company in accordance with the Restated Articles together with a meeting agenda that included such action.

8.12    Matters Requiring Approval by FutureX Director.

(a)    In addition to such other limitation as may be provided in the Restated Articles and subject to applicable laws, so long as FutureX Capital holds Shares representing no less than 4% of the total number of Shares of the Company on a fully-diluted and as-converted basis and the FutureX Director has been designated by Future X Capital, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the prior approval of the FutureX Director:

(i)    the sale, exclusive license or otherwise disposal of the whole or a substantial part of the assets of the Group Companies as a whole in a single or a series of transactions, or creation of any pledge or any other encumbrance over such assets, except for any creation of security interest over fixed assets or any financial leasing arrangement for the purpose of obtaining debt financing from bank(s) or other financial institution(s) for the operation of the Group Companies;

(ii)    any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding US$5,000,000, any amendment to terms of such transactions or termination of such transactions, except for transactions among the Group Companies and the cooperation with Xiaomi Group as contemplated in Section 12 hereof; and

(iii)    the selection of the stock exchanges in a jurisdiction other than the U.S. (e.g., the New York Stock Exchange or the Nasdaq National Market, etc.) or Hong Kong (e.g., the Main Board of the Stock Exchange of Hong Kong Limited, etc.) or setting the valuation of the Group Companies for the purpose of an IPO that do not meet the requirements of Series D Qualified Public Offering.

(b)    The approval of the FutureX Director set forth in Section 8.12(a) shall not be required if (i) any of the actions set forth in Sections 8.12(a) are for the purpose of completing a pre-IPO financing, or any of the actions set forth in Sections 8.12(a)(i) and 8.12(a)(ii) are for the purpose of completing an IPO, or (ii) the FutureX Director fails to participate in the board meeting duly called to approve such action after being duly notified in writing by the Company in accordance with the Restated Articles together with a meeting agenda that included such action.

8.13    Any transaction involving any Group Company shall be subject to the Listing Rules as applicable to Kingsoft until such Group Company ceases to be a Subsidiary of Kingsoft under the Listing Rules.

8.14    Term. Other than Section 8.13 above, the provisions of this Section 8 shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO.

9.	LIQUIDITY.

9.1    Series B Qualified Public Offering. The Company or the Listing Vehicle shall engage a Qualified Investment Bank for the purpose of analyzing whether the Company or the Listing Vehicle meets the requirements of the Series B Qualified Public Offering if the IDG Investor reasonably believes that the Company or the Listing Vehicle has met the requirements of the Series B Qualified Public Offering and makes such request, but no more than once a year. If (a) the Company or the Listing Vehicle meets the requirements of the Series B Qualified Public Offering according to the written analysis of such Qualified Investment Bank and (b) the IDG Investor requests that the Group Companies initiate the preparation for an IPO, the Group Companies shall use their best efforts to prepare and consummate a Series B Qualified Public Offering in the best interest of the Group Companies and each of the shareholders of the Company shall, and shall procure that its Affiliates and the director(s) it appointed will, do and perform, or cause to be done and performed, all such acts and things, and shall execute and deliver all such agreements, certificates, instruments or documents, as the Group Companies may reasonably request in order to prepare and consummate the Series B Qualified Public Offering, including, without limitation, promptly furnishing necessary information, signing lock-up letters as reasonably requested by the underwriters and making reasonable efforts to cooperate with the Company to apply for all approvals, consents, registrations or filings from any relevant governmental authority and listing exchange.

9.2    Exit Right.

(a)    Exit Right of Holders of the Series B Preferred Shares

(i)    In the event that the Company or the Listing Vehicle meets the requirements of the Series B Qualified Public Offering according to the written analysis of a Qualified Investment Bank, and such Series B Qualified Public Offering has failed to be consummated as a result of Kingsoft’s voluntary refusal to approve or consent to such offering for any reason other than the reasons of the market, price, compliance requirements applicable to Kingsoft as a Hong Kong Main Board listing company (including but not limited to the failure to obtain the approval of the majority shareholders of Kingsoft (without any fault of Kingsoft) if required under the Listing Rules) or any other objective cause (due to such reasons, consummating such offering as then proposed is reasonably expected not to be in the best interest of the Company and its shareholders), the IDG Investor, in its capacity as a holder of the Series B Preferred Shares, shall have the right, but not the obligation, within fifteen (15) Business Days after the date on which Kingsoft refuses to approve or consent to such offering, to require Kingsoft to purchase all of the Series B Preferred Shares held by the IDG Investor at the Series B Fair Market Value of such Series B Preferred Shares. Kingsoft shall complete such purchase and make full payment to the IDG Investor within thirty (30) Business Days after the date on which the IDG Investor delivers a notice of exercise of its right under this Section 9.2(a) to Kingsoft.

(ii)    In the event that the Company or the Listing Vehicle meets the requirements of the Series B Qualified Public Offering according to the written analysis of a Qualified Investment Bank, if the proposal of an IPO (the “IPO Proposal”) needs to be approved by the shareholders of Kingsoft under the Listing Rules (in which case the shareholders of Kingsoft shall have the absolute rights to approve or disapprove the IPO Proposal) after other applicable corporate approvals of the Company have been obtained, Kingsoft shall convene a shareholders’ meeting as soon as possible when such written analysis of a Qualified Investment Bank is provided to the Company, and shall convene the second and third shareholders’ meetings promptly after a shareholders meeting if the IPO Proposal is not approved at such shareholders’ meeting. Kingsoft shall use its best efforts to convene such shareholders’ meetings as soon as practicable in compliance with the applicable laws. In the event that the IPO Proposal is not approved by the shareholders of Kingsoft as required under the Listing Rules for three times, the IDG Investor shall have the right, but not the obligation, within fifteen (15) Business Days after the date on which such IPO Proposal fails to be approved by the shareholders of Kingsoft for the third time, to require the Company to procure, by coordinating with other shareholders of the Company, securing other investors or otherwise, the purchase of all of the Series B Preferred Shares held by the IDG Investor at a price per share (“Series B Redemption Price”) equal to the lower of (i) the Series B Fair Market Value of such Series B Preferred Share or (ii) the applicable Preferred Shares Issue Price (as defined in the Restated Articles) of such Series B Preferred Shares. The Company shall take all actions necessary in order to procure the completion of such purchase and the making of full payment to the IDG Investor, within one hundred and eighty (180) days after the date on which the IPO Proposal fails to be approved by the shareholders of Kingsoft for the third time. In the event that such share purchase has not been completed by one hundred and eighty (180) days after the date on which the IPO Proposal fails to be approved by the shareholders of Kingsoft for the third time, Kingsoft shall purchase all the Series B Preferred Shares held by the IDG Investor at the above-mentioned price within thirty (30) Business Days after the expiration of such one hundred and eighty (180) day period.

(iii)    The Independent Valuer shall determine the fair market value on the basis of an arms-length transaction on the open market between a willing buyer and a willing seller; provided, further, that the determination of the Independent Valuer shall, in the absence of manifest error or fraud, be binding upon the parties and the cost thereof shall be borne by the Company.

(b)    Exit Right of Holders of Series C Preferred Shares

(i)    Prior to an IPO, if (x) an IPO has yet to complete (if the IPO is proposed to be undertaken in the Chinese A Share Market, then the application has yet to be submitted) within five (5) years upon the May 16, 2016; or (y) any of the holders of the Series B Preferred Shares has requested the Company to purchase the Series B Preferred Shares held by it pursuant to Section 9.2(a), then holders of the Series C Preferred Shares shall be entitled to request the Company to, in case of (x) above, purchase the Series C Preferred Shares held by them respectively within six (6) months upon the fifth (5th) anniversary of May 16, 2016, or, in case of (y) above, purchase the Series C Preferred Shares held by them respectively within six (6) months upon the date on which any of the holders of the Series B Preferred Shares has requested the Company the purchase the Series B Preferred Shares held by it pursuant to Section 9.2(a).

(ii)    If the IPO is proposed to be undertaken in the Chinese A Share Market and the application for such IPO has been submitted within five (5) years upon May 16, 2016 but the approval for such IPO has not been approved by the competent PRC governmental authority, then the Company shall promptly seek other applicable stock exchange in other jurisdictions to undertake the IPO pursuant to the Board’s instructions and complete the restructuring as well as the IPO as soon as possible. If such IPO has yet to be completed within twenty-four (24) months upon the date on which the approval of the IPO application in the Chinese A Share Market is confirmed as not being able to be secured, then holders of the Series C Preferred Shares shall be entitled to request the Company to purchase the Series C Preferred Shares held by them respectively within three (3) months upon the expiration of the aforementioned twenty-four (24) months period.

(iii)    The purchase price per share (the “Series C Redemption Price”) for the Company to purchase the Series C Preferred Shares upon exercising the exit right by the holders of the Series C Preferred Shares respectively pursuant to Section 9.2(b) shall be the applicable Preferred Shares Issue Price of the Series C Preferred Shares and a return at the compound rate of 8% per annum calculated from the date of the actual issuance of such Series C Preferred Shares to the date on which such holder of the Series C Preferred Shares elects to exercise its exit right pursuant to this Section 9.2(b) plus all declared but unpaid dividends on the respective Series C Preferred Shares held by the holder thereof requested to be purchased pursuant to this Section 9.2(b). The Company shall make the full payment of the purchase price in cash to the holders of the Series C Preferred Shares within twenty (20) Business Days upon exercising of the exit right by them pursuant to this Section 9.2(b). If the Company does not have sufficient funds to make full payment of the purchase price within twenty (20) Business Days upon exercising of the exit right by them pursuant to this Section 9.2(b), then (A) the holders of the Series C Preferred Shares shall have the right to sell the Series C Preferred Shares requested by such holders to be purchased by the Company but the corresponding consideration has yet to be paid-up pursuant to this Section 9.2(b) respectively to any third party buyer other than the Competitor or any Person in competition with Kingsoft and its Subsidiaries (other than the Group Companies) without being subject to Section 4.2 and 4.3 hereof; provided that such third party buyer shall agree in writing to be bound by the Transaction Documents and replace such holders as a party to such Transaction Documents with respect to the Series C Preferred Shares purchased by such third party buyer, and (B) the unpaid portion of the purchase price plus the corresponding late payment interests (at an annual single interest rate of 8%) shall be fully paid up within eighteen (18) months upon exercising of the exit right by the holders of the Series C Preferred Shares pursuant to Section 9.2(b). However, if the purchase price plus the corresponding late payment interests have yet to be fully paid up upon the expiration of the aforementioned eighteen (18)-month period, the holders of the Series C Preferred Shares shall have the right to request the Company to immediately enter into a liquidation process and make distributions subject to Section 2 of Schedule A under the Restated Articles.

(c)    Exit Right of Holders of Series D Preferred Shares

(i)    If (x) Series D Qualified Public Offering has not completed on or prior to the fifth (5th) anniversary of May 16, 2016; or (y) any of the holders of the Series B Preferred Shares has requested the Company to purchase the Series B Preferred Shares held by it pursuant to Section 9.2(a); or (z) any of the holders of the Series C Preferred Shares has requested the Company to purchase the Series C Preferred Shares held by it pursuant to Section 9.2(b), then each holder of the Series D Preferred Shares shall be entitled to request the Company to, in case of (x) above, purchase the Series D Preferred Shares held by it within six (6) months after the fifth (5th) anniversary of May 16, 2016, or, in case of (y) above, purchase the Series D Preferred Shares held by it within six (6) months after the date any of the holders of the Series B Preferred Shares has requested the Company to purchase the Series B Preferred Shares held by it pursuant to Section 9.2(a), or in case of (z) above, purchase the Series D Preferred Shares held by it within six (6) months after the date any of the holders of the Series C Preferred Shares has requested the Company to purchase the Series C Preferred Shares held by it pursuant to Section 9.2(b).

(ii)    The purchase price per share (the “Series D Redemption Price”) for the Company to purchase the Series D Preferred Shares upon exercising the exit right by any holder of the Series D Preferred Shares pursuant to Section 9.2(c) shall be the applicable Preferred Shares Issue Price of the Series D Preferred Shares and a return at the compound rate of 8% per annum calculated from the date of the actual issuance of such Series D Preferred Shares (with respect to the Series D Preferred Shares acquired by the holder thereof by exercise of the Minsheng Warrant, from the effective date of the Minsheng Warrant) to the date on which such holder of the Series D Preferred Shares elects to exercise its exit right pursuant to this Section 9.2(c) plus all declared but unpaid dividends on the respective Series D Preferred Shares held by the holder thereof requested to be purchased pursuant to this Section 9.2(c). The Company shall make the full payment of the purchase price in cash to each holder of the Series D Preferred Shares within twenty (20) Business Days after the exercise of the exit right by such holder pursuant to this Section 9.2(c).

(iii)    If the Company’s assets or funds which are legally available on the date any redemption payment under this Section 9.2(c) is due are insufficient to pay in full all redemption payments to be paid within the period ascribed herein, the redemption right of Series D Preferred Shares shall be senior and in preference to, and shall be satisfied before the redemption right of the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Ordinary Shares and any other securities of the Company (other than the Series D+ Preferred Shares).

(iv)    If the Company does not have sufficient funds to make full payment of the Series D Redemption Price within twenty (20) Business Days upon exercising of the exit right by them pursuant to this Section 9.2(c), then (A) the holders of the Series D Preferred Shares shall have the right to sell the Series D Preferred Shares requested by such holders to be purchased by the Company but the corresponding consideration has yet to be paid-up pursuant to this Section 9.2(c) respectively to any third party buyer other than the Competitor or any Person in competition with Kingsoft and its Subsidiaries (other than the Group Companies) without being subject to Section 4.2 and 4.3 hereof; provided that such third party buyer shall agree in writing to be bound by the Transaction Documents and replace such holders as a party to such Transaction Documents with respect to the Series D Preferred Shares purchased by such third party buyer, and (B) the unpaid portion of the purchase price plus the corresponding late payment interests (at an annual single interest rate of 8%) shall be fully paid up within eighteen (18) months after the exercise of the exit right by the holders of the Series D Preferred Shares pursuant to Section 9.2(c). However, if the purchase price plus the corresponding late payment interests have yet to be fully paid up upon the expiration of the aforementioned eighteen (18)–month period, the holders of the Series D Preferred Shares shall have the right to request the Company to immediately enter into a liquidation process and make distributions subject to Section 2 of Schedule A under the Restated Articles.

(d)    Exit Right of Holders of Series D+ Preferred Shares

(i)    If (w) Series D Qualified Public Offering has not completed on or prior to the fifth (5th) anniversary of May 16, 2016; or (x) any of the holders of the Series B Preferred Shares has requested the Company to purchase the Series B Preferred Shares held by it pursuant to Section 9.2(a); or (y) any of the holders of the Series C Preferred Shares has requested the Company to purchase the Series C Preferred Shares held by it pursuant to Section 9.2(b); or (z) any of the holders of the Series D Preferred Shares has requested the Company to purchase the Series D Preferred Shares held by it pursuant to Section 9.2(c), then each holder of the Series D+ Preferred Shares shall be entitled to request the Company to, in case of (w) above, purchase the Series D+ Preferred Shares held by it within six (6) months after the fifth (5th) anniversary of May 16, 2016, or, in case of (x) above, purchase the Series D+ Preferred Shares held by it within six (6) months after the date any of the holders of the Series B Preferred Shares has requested the Company to purchase the Series B Preferred Shares held by it pursuant to Section 9.2(a), or in case of (y) above, purchase the Series D+ Preferred Shares held by it within six (6) months after the date any of the holders of the Series C Preferred Shares has requested the Company to purchase the Series C Preferred Shares held by it pursuant to Section 9.2(b), or in case of (z) above, purchase the Series D+ Preferred Shares held by it within six (6) months after the date any of the holders of the Series D Preferred Shares has requested the Company to purchase the Series D Preferred Shares held by it pursuant to Section 9.2(c).

(ii)    The purchase price per share (the “Series D+ Redemption Price”) for the Company to purchase the Series D+ Preferred Shares upon exercising the exit right by any holder of the Series D+ Preferred Shares pursuant to Section 9.2(d) shall be the applicable Preferred Shares Issue Price of the Series D+ Preferred Shares and a return at the compound rate of 8% per annum calculated from the date of the actual issuance of such Series D+ Preferred Shares to the date on which such holder of the Series D+ Preferred Shares elects to exercise its exit right pursuant to this Section 9.2(d) plus all declared but unpaid dividends on the respective Series D+ Preferred Shares held by the holder thereof requested to be purchased pursuant to this Section 9.2(d). The Company shall make the full payment of the purchase price in cash to each holder of the Series D+ Preferred Shares within twenty (20) Business Days after the exercise of the exit right by such holder pursuant to this Section 9.2(d).

(iii)    If the Company’s assets or funds which are legally available on the date any redemption payment under this Section 9.2(d) is due are insufficient to pay in full all redemption payments to be paid within the period ascribed herein, the redemption right of Series D+ Preferred Shares shall be senior and in preference to, and shall be satisfied before the redemption right of the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Ordinary Shares and any other securities of the Company.

(iv)    If the Company does not have sufficient funds to make full payment of the Series D+ Redemption Price within twenty (20) Business Days upon exercising of the exit right by them pursuant to this Section 9.2(d), then (A) the holders of the Series D+ Preferred Shares shall have the right to sell the Series D+ Preferred Shares requested by such holders to be purchased by the Company but the corresponding consideration has yet to be paid-up pursuant to this Section 9.2(c) respectively to any third party buyer other than the Competitor or any Person in competition with Kingsoft and its Subsidiaries (other than the Group Companies) without being subject to Sections 4.2 and 4.3 hereof; provided that such third party buyer shall agree in writing to be bound by the Transaction Documents and replace such holders as a party to such Transaction Documents with respect to the Series D+ Preferred Shares purchased by such third party buyer, and (B) the unpaid portion of the purchase price plus the corresponding late payment interests (at an annual single interest rate of 8%) shall be fully paid up within eighteen (18) months after the exercise of the exit right by the holders of the Series D+ Preferred Shares pursuant to Section 9.2(d). However, if the purchase price plus the corresponding late payment interests have yet to be fully paid up upon the expiration of the aforementioned eighteen (18)–month period, the holders of the Series D+ Preferred Shares shall have the right to request the Company to immediately enter into a liquidation process and make distributions subject to Section 2 of Schedule A under the Restated Articles.

(e)    The parties hereby agree that if the Board, acting in good faith, reasonably believes that undertaking an IPO of the Company in the main board of the Chinese A Share Market will be to the best interests of the Company, then the Company shall as soon as practicable undertake the relevant restructuring pursuant to the Board decisions.

(f)    The Company hereby agrees to use its commercially best efforts to (i) perform its obligations under this Section 9.2, and (ii) ensure that each holder of a particular series or class of Shares will be treated fairly and equitably with the other holder(s) of such series or class of Shares for purposes of this Section 9.2.

9.3    Term. The provisions of this Section 9 shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO.

10.	[Intentionally Left Blank]

11.	ESOP.

11.1    The parties acknowledge that the Company has (i) established the ESOP with the approval of the Board in accordance with the Prior Shareholders Agreement, (ii) reserved for issuance or issued as restricted shares or share options an aggregate of 425,126,304 Ordinary Shares under the ESOP, of which (a) 209,750,000 Ordinary Shares have been reserved for the issuance of share options pursuant to the Share Option Scheme (including 28,674,875 Ordinary Shares held by the Trustee and 33,605,125 Ordinary Shares held by the Officer Holdco pursuant to the ESOP), (b) 211,776,304 Ordinary Shares have been issued to the Trustee as restricted shares pursuant to the Share Award Scheme, and (c) 3,600,000 Ordinary Shares have been issued to the Management Holdco and indirectly held by Mr. Wang Yulin (王育林) as restricted shares pursuant to the Share Award Scheme . Subject to the terms and conditions of the Share Option Scheme approved by the Board, the price at which a grantee may subscribe for shares on exercise of any share option issued under the Share Option Scheme shall be determined based on the valuation of the Company at the time of the grant of such share option.

11.2    The parties acknowledge that the Officer Holdco and the Management Holdco collectively hold 33,605,125 Ordinary Shares awarded to the Officer under the Share Award Scheme or acquired by the Officer through exercise of the option granted to him under the Share Option Scheme (collectively, the “Officer ESOP Shares”). Notwithstanding anything to the contrary contained herein, the transfer restrictions specifically imposed on the Officer Holdco or the Management Holdco under Section 4.5 shall not apply to the transfer or other disposal of the Officer ESOP Shares for so long as the transfer or other disposal of such Officer ESOP Shares is subject to the Share Award Scheme or the Share Option Scheme.

12.	ADDITIONAL COVENANTS.

12.1     The Group Companies hereby agree and promise to provide cloud storage and cloud computing services to Xiaomi and its Subsidiaries (the “Xiaomi Group”), and shall use their best commercial efforts to maintain the stability and sustainability of such services, with the reasonable price determined:

(a)    based on the fair market price determination methods in the cloud storage and cloud computing industry;

(b)    based on the total cost of the Group Companies incurred in provision of such services plus reasonable profits; and/or

(c)    with reference to the prices and/or reasonable profits of independent third parties.

12.2    Subject to the Group Companies’ due provision of cloud storage and cloud computing service to Xiaomi Group with reasonable prices determined pursuant to Section 12.1 above, Xiaomi shall procure and ensure that seventy percent (70%) of the cloud storage and cloud computing services used by Xiaomi Group in their MIUI image storage business are purchased from the Group Companies.

13.	GENERAL PROVISIONS.

13.1    Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit B hereto, upon receipt of confirmation of error-free transmission; (c) when sent by email, on the date of successful transmission at the email address set forth in Exhibit B hereto, provided that the sending party’s system indicated successful transmission or the sending party has not received a system message within 24 hours indicating failure of delivery or return of email; (d) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit B; or (e) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit B with next Business Day delivery guaranteed; provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13.1 by giving the other party written notice of the new address in the manner set forth above.

13.2    Entire Agreement. This Agreement, together with all the exhibits hereto and other Transaction Documents, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement supersedes and replaces the Prior Shareholders Agreement in its entirety.

13.3    Right of Shareholders. For the avoidance of doubt, (i) Kingsoft shall be deemed as a holder of Ordinary Shares only with respect to the Ordinary Shares held by it, and shall be deemed as a holder of Series A Preferred Shares or Series A Preferred Holder only with respect to the Series A Preferred Shares held by it, and shall be deemed as a holder of Series B Preferred Shares or Series B Preferred Holder only with respect to the Series B Preferred Shares held by it, and shall be deemed as a holder of Series C Preferred Shares or Series C Preferred Holder only with respect to the Series C Preferred Shares held by it, and shall be deemed as a holder of Series D Preferred Shares or Series D Preferred Holder only with respect to the Series D Preferred Shares held by it; (ii) Xiaomi shall be deemed as a holder of Ordinary Shares only with respect to the Ordinary Shares held by it, and shall be deemed as a holder of Series A Preferred Shares or Series A Preferred Holder only with respect to the Series A Preferred Shares held by it; (iii) the IDG Investor shall be deemed as a holder of Series B Preferred Shares or Series B Preferred Holder only with respect to the Series B Preferred Shares held by it, and shall be deemed as a holder of Series C Preferred Shares or Series C Preferred Holder only with respect to the Series C Preferred Shares held by it; and (iv) FutureX Capital shall be deemed as a holder of Series C Preferred Shares or Series C Preferred Holder only with respect to the Series C Preferred Shares held by it, and shall be deemed as a holder of Series D Preferred Shares or Series D Preferred Holder only with respect to the Series D Preferred Shares held by it; provided that each of Kingsoft, Xiaomi and the IDG Investor shall not be deemed as a Right Holder or Tag-Along Right Holder under Sections 4.1, 4.2 and 4.3, as applicable, if it is a Selling Shareholder or Selling Preferred Shareholder under Sections 4.1 and 4.2, as applicable. For the purpose of an IPO, any or all of the preferred or special rights hereunder of the Preferred Holders shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO (the “Termination Date”); provided that, in the event that the IPO does not complete within twelve (12) months after the Termination Date, each of the Group Companies shall take all such actions as necessary or desirable to restore all the rights and privileges of the Preferred Holders contained herein, including without limitation (i) causing the Company to amend the Restated Articles, (ii) causing the Company to issue to the Preferred Holders applicable class and number of shares of the Company, and (iii) entering into agreements containing substantially the same terms and conditions hereof.

13.4    Governing Law. This Agreement shall be governed by and construed exclusively in accordance the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the parties hereunder.

13.5    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effects the parties’ intent in entering into this Agreement.

13.6    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

13.7    Successors and Assigns. Except otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

13.8    Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

13.9    Counterparts. This Agreement may be executed in eighteen counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

13.10    Adjustments for Share Splits, etc. Wherever in this Agreement there is a reference to a specific number of Shares, then, upon the occurrence of any subdivision, combination or share dividend of the Ordinary Shares, the specific number of Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the issued and outstanding Shares of such class or series of Shares by such subdivision, combination or share dividend (calculated on an as-converted basis).

13.11    Aggregation of Shares. All Ordinary Shares held or acquired by affiliated entities or Persons shall be aggregated together for the purpose of determining the availability of any rights under the Transaction Documents or any applicable laws; provided that the Ordinary Shares held or acquired by Xiaomi and those held or acquired by Kingsoft, Mr. ZHANG Hongjiang, the Officer Holdco and the Management Holdco shall not be aggregated together for the purpose of determining the availability of any rights under the Transaction Documents or any applicable laws. All Shares held or acquired by FutureX Capital 1, FutureX Capital 2, FutureX Capital 3 and FutureX Capital 4 shall be aggregated together for the purpose of determining the availability of any rights to FutureX Capital under the Transaction Documents or under any applicable laws.

13.12    Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles and any other Transaction Document, the terms of this Agreement shall control among the parties to this Agreement (other than the Company). The parties (other than the Company) hereto agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles to the fullest extent permissible by law so as to eliminate such inconsistency.

13.13    Dispute Resolution. All disputes and controversies arising out of or in connection with this Agreement shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 13.13. The arbitration tribunal shall consist of three (3) arbitrators. The Claimant(s) shall jointly select one (1) arbitrator, the Respondent(s) shall jointly select one (1) arbitrator and the parties hereto shall jointly select one (1) arbitrator. In the event that the IDG Investor and/or the AMC Investor is acting as one of the Claimants or Respondents, the arbitrator selected by such Claimants or Respondents shall be subject to the prior approval of the IDG Investor and/or the AMC Investor. All selection shall be made within thirty (30) days after a party gives the other parties the demand for arbitration. The Chairman of Hong Kong International Arbitration Centre shall select the third arbitrator if the parties hereto fail to reach an agreement regarding selection of such arbitrator within such thirty-day period. The language of the arbitration shall be English.

13.14    FutureX Proxy. FutureX Capital 1, FutureX Capital 2, FutureX Capital 3 and FutureX Capital 4 hereby agree and jointly and severally undertake and covenant to the other parties that:

(a)    by signing this Agreement, each of FutureX Capital 1, FutureX Capital 3 and FutureX Capital 4 hereby irrevocably and unconditionally designates and appoints FutureX Capital 2 its true and lawful attorney, in its name, execute, sign and file any agreements, instruments, documents or certificates and do all acts and things that FutureX Capital 2 may consider, in its sole discretion, to be necessary or desirable for purposes of carrying out the intent of, and giving full effect to, the provisions and purposes of the Transaction Documents, including without limitation the exercise of any right and the performance of any obligation of FutureX Capital 1, FutureX Capital 3 and FutureX Capital 4 under the Transaction Documents and any applicable laws, and the sale, transfer or otherwise disposal of any and all Shares held by FutureX Capital 1, FutureX Capital 3 and FutureX Capital 4;

(b)    by signing this Agreement, each of FutureX Capital 1, FutureX Capital 3 and FutureX Capital 4 hereby irrevocably and unconditionally appoints and constitutes FutureX Capital 1 or any person nominated by FutureX Capital 2, as its proxy, to vote all Shares then held by FutureX Capital 1, FutureX Capital 3 and FutureX Capital 4 on behalf of FutureX Capital 1, FutureX Capital 3 and FutureX Capital 4 at any shareholder meeting of the Company (and at any adjournment thereof) held at any time and in any manner or direction as FutureX Capital 2 may deem fit in its sole discretion;

(c)    the power of attorney and proxy constituted and granted pursuant to this Section 13.14 are coupled with an interest, shall extend to the successors and assigns of FutureX Capital 1, FutureX Capital 3 and FutureX Capital 4, and shall not be revoked without the prior written consent of the Company; and

(d)    the parties hereto other than FutureX Capital shall be entitled to rely, without further enquiry or investigation, on all documents supplied or acts done by FutureX Capital 2 pursuant to the power of attorney and proxy constituted and granted above which shall be conclusively binding on FutureX Capital 1, FutureX Capital 3 and FutureX Capital 4.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

GROUP COMPANIES
KINGSOFT CLOUD HOLDINGS LIMITED

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Director

KINGSOFT CLOUD CORPORATION LIMITED
By:	/s/ Ng Yuk Keung
Name: Ng Yuk Keung
Title: Director

KINGSOFT CLOUD INC.
By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Director

BEIJING JINSHANYUN TECHNOLOGY CO., LTD. (北京金山云科技有限公司)

/s/ Seal of Beijing Kingsoft Cloud Technology Co., Ltd.
By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

BEIJING YUNXIANGZHISHENG TECHNOLOGY CO., LTD (北京云享智胜科技有限公司 ) /s/ Seal of Beijing Yunxiang Zhisheng Technology Co., Ltd.
By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

ZHUHAI JINSHANYUN TECHNOLOGY CO., LTD. (珠海金山云科技有限公司)

/s/ Seal of Zhuhai Kingsoft Cloud Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

JINSHANYUN (BEIJING) INFORMATION TECHNOLOGY CO., LTD. (金山云(北京)信息技术有限公司 ) /s/ Seal of Kingsoft Cloud (Beijing) Information Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

BEIJING JINSHANYUN INTERNET TECHNOLOGY CO., LTD. (北京金山云网络技术有限公司)

/s/ Seal of Beijing Kingsoft Cloud Network Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

BEIJING JINXUN RUIBO INTERNET TECHNOLOGY CO., LTD. (北京金迅瑞博网络技术有限公司)

/s/ Seal of Beijing Jinxun Ruibo Network Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

SHANGHAI RUIDIAN NETWORK TECHNOLOGY CO., LTD. (上海锐巅网络科技有限公司)

/s/ Seal of Shanghai Ruidian Network Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

NANJING QIANYI SHIXUN INFORMATION TECHNOLOGY CO., LTD. (南京仟壹视讯信息技术有限公司)

/s/ Seal of Nanjing Qianyi Shixun Information Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

SUZHOU YUNXIANG ZHISHENG INTERNET TECHNOLOGY CO., LTD. (宿州云享智胜网络技术有限公司)

/s/ Seal of Suzhou Yunxiang Zhisheng Network Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

HAINAN CHENGMAI YUNXIANG ZHISHENG INTERNET TECHNOLOGY CO., LTD. (海南澄迈云享智胜网络技术有限公司)

/s/ Seal of Hainan Chengmai Yunxiang Zhisheng Network Technology Co., Ltd.

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Legal Representative

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

MAJORITY SHAREHOLDERS:

KINGSOFT CORPORATION LIMITED

By:	/s/ Ng Yuk Keung
Name: Ng Yuk Keung
Title: Director

ZHANG HONGJIANG (张宏江)

By:	/s/ Hongjiang Zhang

AUTOGOLD LIMITED

By:	/s/ WANG Yulin
Name: WANG Yulin
Title: Director

WANG Yulin (王育林)

By:	/s/ WANG Yulin

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

TMF Trust (HK) Limited

By:	/s/ Yeu Chi Fai / Liu Kin Wai
Name: Yeu Chi Fai / Liu Kin Wai
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

MANAGEMENT HOLDCO:
RIVER JADE HOLDINGS LIMITED

By:	/s/ WANG Yulin
Name: WANG Yulin (王育林)
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

XIAOMI CORPORATION
By:	/s/ Chew Shou Zi
Name: Chew Shou Zi
Title: CFO

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

IDG INVESTOR:
CELESTIAL POWER LIMITED
By:	/s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorised Signatory

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

AMC INVESTOR:
CHINAAMC SPECIAL INVESTMENT LIMITED
By:	/s/ Xiaoling Zhang
Name: Xiaoling Zhang
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

CM INVESTOR:
BUDDIES TEAM LIMITED

By:	/s/ Vivien Wong
Name: Vivien Wong
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

METAWIT INVESTOR:

METAWIT Capital L.P. (元慧资本有限合伙)

By:	/s/ Tseng, Kuo-Lung
Name: Tseng, Kuo-Lung
Title: Authorized Signatory of METAWIT Management Ltd acting as General Partner for and on behalf of METAWIT Capital L.P.

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

MINSHENG INVESTOR:

NEW CLOUD LTD.

By:	/s/ Dingzhe Liu
Name: Dingzhe Liu
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

SHUNWEI INVESTOR:
Shunwei Growth III Limited

By:	/s/ Tuck Lye KOH
Name: Tuck Lye KOH
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

FOREBRIGHT INVESTOR:
PRECIOUS STEED LIMITED

By:	/s/ Ip Kun Wan
Name: Ip Kun Wan
Title: Authorised Signature

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

FUTUREX CAPITAL:
FUTUREX INNOVATION SPC - Special Opportunity Fund VI SP

By:	/s/ Zhang Qian
Name: Zhang Qian
Title: Director

FutureX AI Opportunity Fund LP (acting through FutureX Innovation Limited as its general partner)

By:	/s/ Zhang Qian
Name: Zhang Qian
Title: Director

FutureX Innovation SPC (acting for and on behalf of New Technology Fund I SP as one of its segregated portfolios)
By:	/s/ Zhang Qian
Name: Zhang Qian
Title: Director

Howater Innovation I Limited Partnership
By:	/s/ Zhang Qian
Name: Zhang Qian
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

CIIF INVESTOR:
China Internet Investment Fund. (中国互联网投资基金(有限合伙))

Seal: /s/ Seal of China Internet Investment Fund.

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

CCBI Investor:
DESIGN TIME LIMITED

By:	/s/ Li Ngai
Name: Li Ngai
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

SIGNATURE PAGE TO NINITH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

LIST OF SCHEDULE AND EXHIBITS

Schedule A	List of Major Subsidiaries

Exhibit A	List of Management

Exhibit B	Notices

Exhibit C	Schedule of Competitors

SCHEDULE A

LIST OF MAJOR SUBSIDIARIES

1.	Kingsoft Cloud Corporation Limited (the “HK Company”), a limited liability company organized under the laws of Hong Kong;

2.	Kingsoft Cloud INC. (the “US Company”), a limited liability company organized under the laws of the State of Washington, United States;

3.	Beijing Jinshanyun Technology Co., Ltd. (北京金山云科技有限公司) (the “PRC Subsidiary 1”), a wholly foreign-owned enterprise established under the laws of the PRC;

4.

Beijing Yunxiang Zhisheng Technology Co., Ltd. (北京云享智胜科技有限公司) (the “PRC Subsidiary 2”, the PRC Subsidiary 1 and the PRC Subsidiary 2 are collectively referred to as the “PRC Subsidiaries”), a wholly foreign-owned enterprise established under the laws of the PRC;

5.	Zhuhai Jinshanyun Technology Co., Ltd. (珠海金山云科技有限公司) (the “Domestic Enterprise 1”), a limited liability company established under the laws of the PRC;

6.

Jinshanyun (Beijing) Information Technology Co., Ltd. (金山云(北京)信息技术有限公司 ) (the “Domestic Enterprise 2”, the Domestic Enterprise 1 and the Domestic Enterprise 2 are collectively referred to as the “Domestic Enterprises”), a limited liability company established under the laws of the PRC;

7.	Beijing Jinshanyun Internet Technology Co., Ltd. (北京金山云网络技术有限公司) (“ICP Co 1”), a limited liability company established under the laws of the PRC and a wholly owned subsidiary of Domestic Enterprise 1;

8.

Beijing Jinxun Ruibo Internet Technology Co., Ltd. (北京金迅瑞博网络技术有限公司) (the “ICP Co 2”, the ICP Co 1 and the ICP Co 2 are collectively referred to as the “ICP Cos”), a limited liability company established under the laws of the PRC and a wholly owned subsidiary of Domestic Enterprise 2;

9.	Shanghai Ruidian Network Technology Co., Ltd. (上海锐巅网络科技有限公司), a joint venture company established under the laws of the PRC;

10.	Nanjing Qianyi Shixun Information Technology Co., Ltd. (南京仟壹视讯信息技术有限公司), a limited liability company established under the laws of the PRC and a wholly owned subsidiary of ICP Co1;

11.	Suzhou Yunxiang Zhisheng Internet Technology Co., Ltd. (宿州云享智胜网络技术有限公司), a limited liability company established under the laws of the PRC and a wholly owned subsidiary of ICP Co 1; and

12.	Hainan Chengmai Yunxiang Zhisheng Internet Technology Co., Ltd. (海南澄迈云享智胜网络技术有限公司), a limited liability company established under the laws of PRC and a wholly owned subsidiary of ICP Co 1.

EXHIBIT A

LIST OF MANAGEMENT

EXHIBIT B

NOTICES

EXHIBIT C

SCHEDULE OF COMPETITORS